Exhibit 10.4

Erie Insurance Group
RETIREMENT PLAN FOR EMPLOYEES
As Amended and Restated Effective December 31, 2022

Erie Insurance Group

RETIREMENT PLAN FOR EMPLOYEES

As Amended and Restated Effective December 31, 2022

Table of Content

ARTICLE I - INTRODUCTION		1
ARTICLE II - DEFINITIONS		2
2.1	“Accrued Pension”	2
2.2	“Actuary”	2
2.3	“Administrator”	2
2.4	“Affiliate”	2
2.5	“Anniversary Date”	2
2.6	“Annuity Starting Date”	2
2.7	“Beneficiary”	3
2.8	“Board of Directors” or “Board”	3
2.9	“Code”	3
2.10	“Company”	3
2.11	“Compensation”	3
2.12	“Covered Employee”	4
2.13	“Credited Service”	4
2.14	“Date of Hire”	5
2.15	“Date of Severance”	5
2.16	“Earliest Retirement Age”	5
2.17	“Effective Date”	5
2.17A	“Eligibility Service”	5
2.18	“Employee”	5
2.19	“Employer(s)”	6
2.19A	“Entry Date”	6
2.20	“ERISA”	6
2.21	“Final Average Earnings”	6
2.22	“Highly Compensated”	6
2.23	“Hour of Service”	7
2.24	“Leased Employee”	7
2.25	“Maternity or Paternity Absence”	8
2.26	“Normal Retirement Age”	8
2.27	“Normal Retirement Date”	8
2.28	“Participant”	8
2.28A	“Part-Time Employee”	8
2.29	“Period of Severance”	8
2.30	“Plan” or “Pension Plan”	9
2.31	“Plan Year”	9
2.32	“Service”	9
2.33	“Social Security Covered Compensation”	9
2.34	“Spouse”	9

i

2.35	“Test Compensation”	9
2.36	“Total and Permanent Disability”	11
2.37	“Trust Agreement”	11
2.38	“Trustee”	11
2.39	“Trust Fund” or “Fund”	11
ARTICLE III - ADMINISTRATION OF THE PLAN		12
3.1	Pension Administrator	12
3.2	Powers	13
3.3	Delegation of Duties	15
3.4	Administrator as Named Fiduciary	15
3.5	Conclusiveness of Various Documents	15
3.6	Actions to be Uniform	15
3.7	Liability and Indemnification	15
3.8	Claims Review Procedure	16
3.9	Exhaustion of Administrative Remedies	17
3.10	Deadline to File Civil Action	18
3.11	Waiver of Participation	18
3.12	Participation Date of Covered Employee	18
ARTICLE IV - SERVICE PROVISIONS		19
4.1	Service	19
4.1A	Eligibility Service	19
4.2	Credited Service	19
4.3	Loss and Reinstatement of Service	20
4.4	Transfer To Other Employment	20
4.5	Transfer From Other Employment	21
ARTICLE V - ELIGIBILITY FOR PENSIONS		22
5.1	Normal Retirement	22
5.2	Early Retirement	22
5.3	Disability Retirement	22
5.4	Vesting	23
ARTICLE VI - AMOUNT OF PENSIONS		24
6.1	Normal Retirement Pension	24
6.2	Early Retirement Pension	24
6.3	Disability Retirement Pension	24
6.4	Deferred Pension Upon Termination of Service	25
6.5	Increase in Pension for Certain Retired Participants	26
6.6	Offset of Accruals by Plan Distributions	26
6.7	Non-Duplication of Benefits	26
ARTICLE VII - COMMENCEMENT AND DURATION OF PENSIONS		27
7.1	Normal and Early Retirement Pensions	27
7.2	Disability Retirement Pension	27
7.3	Deferred Vested Pension	28
7.4	Reemployment of a Retired Participant	29
7.5	Automatic Surviving Spouse’s Pension	31
7.6	Requirement for Spouse Consent	33
7.7	Optional Forms of Pensions	33
7.8	Payment of Small Pension	35
7.9	Repayment of Cashout on Reemployment	37

7.10	Delay in Commencement of Pension Payments	37
7.11	Direct Rollover of Eligible Rollover Distributions.	39
7.12	Change to Pension Payments in Connection with Qualifying Event	42
7.13	2019 Lump Sum Payment Option Window	45
7.14	Payment Option Window for Eligible Persons	51
7.15	2021 Lump Sum Payment Option Window	58
ARTICLE VIII - DEATH BENEFITS		66
8.1	Death Prior to Retirement or Severance	66
8.2	Death Prior to Commencement of Early or Disability Pensions	67
8.3	Death Prior to Commencement of Vested Pensions	67
8.4	Effect of Valid Joint and Survivor Election	68
8.5	Death on or After Annuity Starting Date	69
8.6	Death Benefit for Vested Participants Who Terminated After September 1, 1974
	and Prior to August 23, 1984	69
ARTICLE IX - TRUST FUND AND THE TRUSTEE		70
9.1	Trust Fund	70
9.2	Irrevocability	71
9.3	Contributions by the Company	71
9.4	Contributions by Participants	73
9.5	Benefits Payable Only From Trust Fund	73
9.6	Plan Expenses	73
ARTICLE X - BENEFIT LIMITATIONS		74
10.1	Maximum Limitation Under Section 415(b) of the Code (Effective January 1, 2008)	74
10.2	Limitaions Based on Funding Status	77
ARTICLE XI - MISCELLANEOUS PROVISIONS		86
11.1	Plan Non-Contractual	86
11.2	Non-Alienation of Retirement Rights or Benefits	86
11.3	Payment of Pension to Others	87
11.4	Prohibition Against Reversion	87
11.5	Merger, Transfer of Assets or Liabilities	87
11.6	Actuarial Equivalence	88
11.7	Change of Vesting Schedule	88
11.8	Controlled Group	89
11.9	Severability	89
11.10	Employer Records	89
11.11	Application of Plan Provisions	89
11.12	Missing Participants and Beneficiaries.	90
11.13	IRC 414(u) Compliance Provision	90
ARTICLE XII - AMENDMENT AND TERMINATION		92
12.1	Amendment and Termination of the Plan	92
12.2	Administration of the Plan in Case of Termination	92
12.3	Internal Revenue Service Limitations	93
ARTICLE XIII - TOP-HEAVY PROVISIONS		94
13.1	General	94
13.2	Definitions Relating to Top-Heavy Provisions	94
13.3	Top-Heavy Plan Vesting Requirements	96
13.4	Top-Heavy Plan Minimum Benefit Requirements	96
13.5	Limited Application of this Article.	98

ARTICLE XIV - JURISDICTION		99
14.1	Jurisdiction	99

Erie Insurance Group

RETIREMENT PLAN FOR EMPLOYEES

Effective December 31, 1946
As Amended and Restated Effective December 31, 2022

ARTICLE I - INTRODUCTION

The Erie Insurance Group adopted a Retirement Plan, effective December 31, 1946. Such Plan, which has been heretofore amended from time to time by action of the Board of Directors in accordance with the provisions of the Plan, is herein amended and restated.

This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. This amendment and restatement is generally effective December 31, 2022. However, certain provisions of this amendment and restatement are effective as of some other date. The provisions of this amendment and restatement with stated effective dates prior to December 31, 2022 shall be deemed to amend the corresponding provisions, if any, of the Plan as in effect before this amendment and restatement and all amendments thereto as of such dates. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan as in effect on the date of the event. The object of the Plan is to provide retirement pensions for eligible employees.

ARTICLE II - DEFINITIONS

For the purposes of this Retirement Plan for Employees, the following words and phrases shall have the following meanings unless a different meaning is clearly required by the context. Any terms herein used in the masculine shall be read and construed in the feminine where they would so apply, and any terms used in the singular shall be read and construed in the plural if again so applicable.

2.1    “Accrued Pension” shall mean a pension amount determined with respect to a Participant in accordance with Section 6.2(a) of the Plan using the date of determination for the date of early retirement.

2.2    “Actuary” shall mean the actuary or firm of actuaries chosen with respect to settlor functions by the Company, and chosen with respect to fiduciary functions by the Administrator, but in all cases independent of the Company or Administrator, who is, or in the case of a firm one or more of whose members is, an enrolled actuary under the provisions of Section 3042 of the Employee Retirement Income Security Act of 1974.

2.3    “Administrator” shall mean the administrative committee described in Article III of the Plan.

2.4    “Affiliate” means any other employer which, together with the Company, is a member of a controlled group of corporations or of a commonly controlled trade or business (as defined in Code Sections 414(b) and (c) and as modified, where appropriate, by Code Section 415(h)) or of an affiliated service group (as defined in Code Section 414(m)) or other organization described in Code Section 414(o). Each such Affiliate shall be treated as an Affiliate only during such period as it is or was an Affiliate as defined above.

2.5    “Anniversary Date” shall mean any December 31 occurring after the Effective Date.

2.6    “Annuity Starting Date” shall mean the first day of the first period for which an amount is received as an annuity (whether by reason of retirement or other termination of employment) or, in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the Participant, or other distributee, to such benefit. A Participant whose benefit is suspended under any provision of the Plan shall not be deemed to have reached a new Annuity Starting Date when such benefit again becomes payable. The Annuity Starting Date for benefits accrued after an earlier Annuity Starting Date shall be determined in accordance with Treasury Regulations. The Annuity Starting Date for a benefit payable under Section 7.10 shall be the applicable date described therein.

2.7    “Beneficiary” shall mean any person who, by reason of a designation made by a Participant under Plan procedures or by operation of the Plan, is or will be entitled to receive any amount or benefit hereunder upon the death of the Participant. Any attempt to designate a person as Beneficiary hereunder orally, or by means other than that permitted under the Plan, shall be void and have no effect.

2.8    “Board of Directors” or “Board” shall mean the Board of Directors of the Company. References to actions or decisions by the Board include actions or decisions by the Board’s authorized designee.

2.9    “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.10    “Company” shall mean Erie Indemnity Company, a corporation organized and existing under the laws of Pennsylvania.

2.11    “Compensation” for any period shall mean the rate of base compensation of a Covered Employee from the Employers during the period.  For this purpose, “base compensation” shall  mean regular base salary in the case of an employee compensated on a salaried basis, and regular base wages in the case of an employee compensated on an hourly basis, and in all cases shall exclude Form W-2 income in the form of overtime compensation, bonuses, commissions, deferred compensation plan payments severance pay under any severance benefit plan and any other form of special or extraordinary compensation, but shall include Form W-2 income paid as a lump sum in lieu of merit increase and compensation excluded from Form W-2 income because of salary reduction agreements in connection with plans described in Section 125, 132(f)(4) or 401(k) of the Code, or resulting from deferred compensation contracts for the period in question.  Compensation shall exclude any differential wage payments made on behalf of a Covered Employee who is on military leave.  Effective for each Plan Year beginning on and after December 31, 1989, in no event shall the amount of Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Section 401(a)(17) of the Code for such Plan Year.  Such adjusted annual limitation shall be, for each Plan Year beginning on and after December 31, 2022, $305,000 (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code).  For purposes of determining benefit accruals in any given Plan Year beginning after December 31, 2001, the annual compensation limitation for any determination period after December 31, 1993 and before December 31, 2001, shall be $200,000.

2.12    “Covered Employee” shall mean any Employee of an Employer, excluding:
(a)    any such Employee whose employment is governed by the terms of a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining,
(b)    any such Employee who has voluntarily waived participation in the Plan,
(c)    for periods before May 5, 2011, any such Employee who is compensated on an hourly basis, and
(d)    for periods on and after May 5, 2011, and such Employee who is classified by his Employer as a docent, an intern,, or a driver-catastrophe response unit.

For periods on and after May 5, 2011, an Employee who is compensated on an hourly basis shall be treated as a Covered Employee and shall become a Participant in the Plan in accordance with Section 3.12.

Notwithstanding any provision of the Plan to the contrary, an individual who an Employer determines to be a contract employee, independent contractor, leased employee (including a Leased Employee as defined hereunder), leased owner, leased manager, shared employee or person working under a similar classification shall not become a Covered Employee hereunder, regardless of whether any such individual is ultimately determined to be a common law employee, unless and until the Employer shall otherwise determine.  An individual shall be treated as a Covered Employee only during such period as he is or was a Covered Employee as defined above.

2.13    “Credited Service” shall mean a Participant’s service determined in accordance with Article IV hereof for the purpose of calculating the amount of benefit earned under the Plan.

2.14    “Date of Hire” shall mean the date on which an Employee first commences employment or reemployment and works at least one Hour of Service for an Employer or an Affiliate.

2.15    “Date of Severance” shall mean the earliest to occur of the following dates:
(a)    date of retirement,
(b)    date of voluntary employment termination,
(c)    date of discharge by an Employer unless he is subsequently reemployed and given pay back to the date of discharge,
(d)    date of death,
(e)    the first anniversary of a date of absence from active employment for any other reason; provided, however, that a later Date of Severance shall apply with respect to a leave of absence which, under Employer policy, provides for a later Date of Severance and, provided further, that the second anniversary of a date of absence from active employment shall be used for an Employee who is absent by reason of a Maternity or Paternity Absence which commenced on or after December 31, 1985, or who is absent by reason of Total and Permanent Disability.

An Employee shall not incur a Date of Severance while he is in the active service of the United States Armed Forces if his reemployment rights are protected by law.

2.16    “Earliest Retirement Age” shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits in accordance with Section 5.1 or 5.2 hereof.

2.17    “Effective Date” shall mean December 31, 1946.

2.17A    “Eligibility Service” shall mean an Employee’s service determined in accordance with Article IV hereof for the purpose of determining the participation date of certain Employees as otherwise provided hereunder.

2.18    “Employee” shall mean any common-law employee of an Employer or an Affiliate; provided, however, that for purposes of Section 2.22; “Employee” shall include any self-employed individual performing services for an Employer or Affiliate who is treated as an employee under Section 401(c)(1) of the Code.

2.19    “Employer(s)” shall mean the Company, Erie Family Life Insurance Company, Erie Insurance Exchange, Erie Insurance Company, EI Holding Corp., EI Service Corp., Erie Insurance Company of New York, Erie Insurance Property & Casualty Company, Flagship City Insurance Company, Erie Resource Management Corp. and any other Affiliate which may adopt this Plan.

2.19A    “Entry Date” shall mean, with respect to a Covered Employee who is a Part-Time Employee, the December 31 or June 30 next following the later of:
a.the date the Covered Employee attains age 21; and
b.the date the Covered Employee completes one year of Eligibility Service.

2.20    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.21    “Final Average Earnings” shall mean 1/36th of the Participant’s aggregate Compensation during the thirty-six consecutive calendar months as both a Covered Employee and a Participant which produces the greatest aggregate Compensation out of the one hundred twenty calendar month period as both a Covered Employee and a Participant ending on the earlier of the date on which the Participant retires or terminates employment with the Employers or on such other date on which the Participant is no longer considered both a Covered Employee and a Participant.  In the event a Participant does not have thirty-six consecutive calendar months of Compensation as both a Covered Employee and a Participant (i) months in which the Participant is not a Covered Employee and months in which the Participant has no Compensation will be excluded for purposes of determining consecutive months for the thirty-six and one hundred twenty month periods and (ii) with respect to a Participant with fewer than thirty-six total calendar months of Compensation as both a Covered Employee and a Participant, Final Average Earnings will be determined as the average monthly Compensation over the Participant’s entire period of employment as both a Covered Employee and a Participant.

2.22    “Highly Compensated” shall mean any Employee who is a more than five percent (5%) owner of an Employer or earned $135,000 or more in Test Compensation from the Employer in the calendar year that begins in the twelve month period that precedes the current Plan Year (the “lookback year”); provided, however, that such $135,000 figure shall be adjusted for cost of living at the same time and in the same manner as determined under Code Section 415(d).

2.23    “Hour of Service” shall include the following:
(a)    each hour for which an Employee is directly or indirectly paid or entitled to payment from an Employer or an Affiliate as an Employee for the performance of duties during an applicable computation period (these hours must be credited to the Employee in the computation period during which the duties were performed and not when paid, if different); and
(b)    each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer or an Affiliate (these hours must be credited in the computation period or periods to which the award or agreement pertains rather than that in which the payment, award or agreement was made); and
(c)    each hour for which an Employee is directly or indirectly paid or entitled to payment from an Employer or an Affiliate for reasons, such as vacation, sickness or disability, other than for the performance of duties (these hours shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by reference).

2.24    “Leased Employee” shall mean any person (other than an Employee of an Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. Except as provided below, any person satisfying the foregoing criteria shall be treated as an Employee. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of an Employer if: (i) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer’s non-Highly Compensated workforce.

2.25    “Maternity or Paternity Absence” shall mean an absence from work by an Employee for any period:
(a)    by reason of pregnancy of the Employee,
(b)    by reason of the birth of a child of the Employee,
(c)    by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or
(d)    for purposes of caring for such child for a period immediately following such birth or placement.
An absence will not be considered a “Maternity or Paternity Absence” unless the Employee provides the Administrator with such timely information as the Administrator may reasonably require to establish that the absence from work is for one of the four permitted reasons outlined above. Nothing in this Plan shall require an Employer to grant a paid leave of absence to any Employee.

2.26    “Normal Retirement Age” of a Participant shall be age 65.

2.27    “Normal Retirement Date” of a Participant shall be the first day of the month next following the month in which his sixty-fifth birthday occurs.

2.28    “Participant” shall mean any Covered Employee who participates in the Plan in accordance with Section 3.12 and any former Covered Employee who is entitled to, or who is receiving, a retirement benefit or deferred vested pension under the Plan.

2.28A    “Part-Time Employee” shall mean an Employee who is regularly scheduled to work for fewer than thirty-seven and one-half (37 ½) hours per work week, with respect to the period before November 1, 2015, and twenty-five (25) or fewer hours per work week, with respect to the period on and after November 1, 2015.

2.29    “Period of Severance” shall mean the period of time between an Employee’s Date of Severance and the date as of which he performs his first Hour of Service following reemployment.

2.30    “Plan” or “Pension Plan” shall mean this “Erie Insurance Group Retirement Plan for Employees” as herein set forth with all amendments, modifications, appendices, and supplements hereafter made.

2.31    “Plan Year” shall mean any period of 12 consecutive calendar months next preceding an Anniversary Date of the Plan.

2.32    “Service” shall mean an Employee’s service determined in accordance with Article IV hereof for the purpose of meeting the vesting requirements for a benefit under the Plan.

2.33    “Social Security Covered Compensation” shall mean, for any Plan Year, the average (without indexing) of the Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age (as such term is defined in Section 10.1(a)(iv) hereof). In determining a Participant’s Social Security Covered Compensation for a Plan Year, the Social Security taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as in effect for the Plan Year for which the determination is being made. A Participant’s Social Security Covered Compensation shall be automatically adjusted for each Plan Year in accordance with these provisions, up to and including the Plan Year in which the Participant attains Social Security Retirement Age.

2.34    “Spouse” shall mean, with respect to any Participant, the person to whom the Participant is married at a given determination date, as determined under applicable law.

2.35    “Test Compensation” shall mean, for any Plan Year, an Employee’s compensation, reported under Sections 6041 and 6051 of the Code on Form W-2, as paid by the Company or other Employer for the calendar year ending with or within such Plan Year, including any amounts contributed pursuant to a salary reduction election on behalf of a Covered Employee to a plan described in Sections 125, 132(f), 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) of the Code for the period in question. Effective January 1, 2009, Test Compensation shall include any differential wage payments, as defined in Section 3401(h) of the Code, that are paid by an Employer during a period of qualified military service as defined in Section 414(u) of the Code. Test Compensation in any given year shall not exceed the adjusted annual limitation in effect for such year (as set forth in Section 2.11), provided that such limitation shall not be applied in determining the status of an Employee as a Highly Compensated Employee or Key Employee. To the extent permitted under regulations and other guidance promulgated by the Internal Revenue Service, the Administrator may elect to determine Test Compensation on a basis other than that provided above.

    Notwithstanding the preceding paragraph, in no event shall Test Compensation include severance pay. However, the following types of remuneration, if includible for purposes of Test Compensation as described above, shall be taken into account only if paid by the later of the date that is 2-1/2 months after the date of severance from employment with an Employer or the end of the limitation year that includes the date of severance from employment with the Employer, if the amounts would have been included in Test Compensation had they been paid before the severance from employment date:
(a)    Regular Pay After Severance from Employment. The payment for services rendered during the Participant’s regular working hours, or for services outside of the Participant’s regular working hours such as overtime or shift differential, commissions, bonuses or other similar payments that would have been paid had the Participant not incurred a severance from employment.
(b)    Leave Cash Outs and Deferred Compensation. Payments of unused accrued bona fide sick, vacation or other leave provided the Participant would have been able to use the leave if employment had continued, or payments from a nonqualified unfunded deferred compensation plan, provided the payment would have been paid had the Participant not incurred a severance from employment and such payment would have been includible in gross income had such payment been made.
(c)    Post-Severance from Employment Salary Continuation Payments. If the Employer continues to provide remuneration to a Participant due to the Participant’s disability or to a Participant who is not performing services because of qualified military service, as defined in Code Section 414(u), in an amount that is not in excess of that which would have been payable to the Participant as compensation had the Participant not entered qualified military service, such amounts will be included in Test Compensation for purposes of this Section.

2.36    “Total and Permanent Disability” shall mean such condition of disability which results in a Covered Employee being eligible for disability benefits under the Erie Insurance Group Long Term Disability Income Benefits Program.

2.37    “Trust Agreement” shall mean the trust agreement entered into with a Trustee as provided in Section 9.1, together with all amendments, modifications and supplements, thereto.

2.38    “Trustee” shall mean the Trustee or Trustees designated under a Trust Agreement including any successor or successors.

2.39    “Trust Fund” or “Fund” shall mean the retirement plan trust fund established by the Company in accordance with Article IX.

ARTICLE III - ADMINISTRATION OF THE PLAN

3.1    Pension Administrator
The Plan shall be administered by a committee that shall act as Plan Administrator. The members of the administrative committee shall be appointed and removed from time to time by the Vice President, Corporate HR Officer (or, if there is no person holding that title, the person holding a successor title or acting in a similar capacity with respect to the oversight of the Company’s retirement plans), such person to be referred to herein as the “Appointing Officer.” The Company is the Plan sponsor, but it is intended that full fiduciary authority be vested in the administrative committee (and with respect to appointment and oversight of its members, the Appointing Officer), so that neither the Company nor any Affiliate is a fiduciary of the Plan, and the Plan shall be construed accordingly.
(a)    Any member of the committee who ceases to be an Employee (or, if appointment was made by job title, who ceases to hold the relevant title or a successor title) will automatically cease to be a committee member unless otherwise expressly agreed.
(b)    Any individual who is a member of the administrative committee may resign by delivering his written resignation to the Appointing Officer.
(c)    The Appointing Officer may add or remove committee members in his or her sole discretion. In making appointments, the Appointing Officer shall not be limited to any particular person or group, and nothing herein contained shall be construed to prevent any Participant, director, officer, employee or shareholder of the Employers from service as a member of the administrative committee.
(d)    Members of the administrative committee will not be compensated from the Trust Fund for services performed in such capacity, but the Company or Trust Fund will reimburse such individuals for expenses reasonably and necessarily incurred by them in such capacity, subject to compliance with such expense reimbursement policies as may be established from time to time.
(e)    The Appointing Officer shall maintain such documentation of committee membership as may be necessary or advisable, and shall provide any notice of membership changes that may be required to the Trustee and other persons.

3.2    Powers
The Administrator will have full power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. This power shall include having the sole and absolute discretion to interpret and apply the provisions of the Plan to determine the rights and status hereunder of any individual, to decide disputes arising under the Plan, and to make any determinations and findings of fact with respect to benefits payable hereunder and the persons entitled thereto as may be required for any purpose under the Plan. Without limiting the generality of the above, the Administrator is granted the following authority which it shall discharge in its sole and absolute discretion in accordance with Plan provisions as interpreted by the Administrator:
(a)    To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including the modification of the claims procedure under Section 3.8 in accordance with any regulations issued under Section 503 of ERISA.
(b)    To interpret the Plan.
(c)    To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, his period of participation and/or service under the Plan, his date of birth, his eligibility to accrue a benefit under the Plan and to receive a distribution from the Plan.
(d)    To compute the amount of benefits which will be payable to any Participant or other person in accordance with the provisions of the Plan, and to determine the identity of the person or persons to whom such benefits will be paid.
(e)    To authorize the payment of Plan benefits and to direct cessation of benefit payments.
(f)    To appoint one or more investment managers to manage the investment and reinvestment of the Fund and to enter into management contracts on behalf of the Plan with respect to such appointments. Except to the extent that power is reserved to the Administrator or other named fiduciary under the Trust Agreement, unless and until the Administrator appoints an investment manager with respect to all or a specific portion of the Fund, the Trustee shall have exclusive authority to manage and control all or such portion of the Fund.
(g)    To appoint, employ or engage such other agents, counsel accountants, consultants and actuaries as may be required to assist in administering the Plan.
(h)To establish procedures to determine whether a domestic relations order is a qualified domestic relations order within the meaning of Section 414(p) of the

Code, to determine under such procedures whether a domestic relations order is a qualified domestic relations order and whether a putative alternate payee otherwise qualifies for benefits hereunder, to inform the parties to the order as to the effect of the order, and to direct the Trustee to hold in escrow or pay any amounts so directed to be held or paid by the order.
(i)To determine whether the Plan has incurred a partial termination.
(j)    To obtain from the Employers, Employees, Participants, Spouses and Beneficiaries such information as shall be necessary for the proper administration of the Plan.
(k)    To perform all reporting and disclosure requirements imposed upon the Plan by ERISA, the Code or any other lawful authority.
(l)    To take such steps as it, in its discretion, considers necessary and/or appropriate to remedy any inequity under the Plan that results from incorrect information received or communicated or as the consequence of administrative error including, but not limited to, recouping benefit overpayments.
(m)    To correct any defect, reconcile any inconsistency or supply any omission under the Plan.
(n)    To delegate its powers and duties to others in accordance with Section 3.3.
(o)    To exercise such other authority and responsibility as is specifically assigned to it under the terms of the Plan or the provisions of the Administrator’s charter and to perform any other acts necessary to the performance of its powers and duties.

The Administrator at its discretion may either request the Company or direct the Fund to pay for any or all services rendered by the Trustee and by persons appointed, employed or engaged under Section 3.2(f) or (g) or under the terms of the Trust Agreement.

The Administrator’s interpretations, decisions, computations and determinations under this Section 3.2 which are made in good faith will be final and conclusive upon the Employers, all Participants and all other persons concerned. Any action taken by the Administrator with respect to the rights or benefits of any person under the Plan shall be revocable by the Administrator as to payments or distributions not theretofore made, pursuant to such action, from the Trust Fund; and appropriate adjustments may be made in future payments or distributions to a Participant, Spouse or Beneficiary to offset any excess payment or underpayment previously made to such Participant, Spouse or

Beneficiary from the Trust Fund. No ruling or decision of the Administrator in any one case shall create a basis for a retroactive adjustment in any other case prior to the date of written filing of each specific claim.
3.3    Delegation of Duties
The Administrator may, from time to time, designate any person (including, without limitation, an individual, a committee or subcommittee, or a vendor) to carry out any of the responsibilities of the Administrator, subject to the limitations imposed by Section 405 of ERISA. The person so designated will have full authority or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the responsibilities assigned by the Administrator.

3.4    Administrator as Named Fiduciary
The Administrator will be a “named fiduciary” for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan.

3.5    Conclusiveness of Various Documents
The Administrator and the Company and its directors and officers will be entitled to rely upon all tables, valuations, certificates and reports furnished by any actuary, accountant, counsel or other expert appointed, employed or engaged by the Administrator or the Company.

3.6    Actions to be Uniform
Any discretionary actions to be taken under the Plan by the Administrator will be nondiscriminatory and uniform with respect to all persons similarly situated.

3.7    Liability and Indemnification
To the full extent allowed by law, the Administrator shall not incur any liability to any Participant or Beneficiary, or to any other person, by reason of any act or failure to act on the part of the Administrator if such act or omission is not the result of the Administrator’s gross negligence, willful misconduct or exercise of bad faith. To the full extent allowed by law, the Company agrees to indemnify the Administrator against all liability and expenses (including reasonable attorney’s fees and other reasonable expenses) occasioned by any act or omission to act if such act or omission is not the result of the Administrator’s gross negligence, willful misconduct or exercise of bad faith. Neither this Section 3.7 nor any other provision of this Plan shall be applied to invalidate, modify, or limit in any respect any contract, agreement, or arrangement for indemnifying or insuring the Administrator against, or otherwise limiting, such liability or expense, or for settlement of such liability, to the extent such contract, agreement, or arrangement is not precluded by the terms of Section 410 of ERISA.

3.8    Claims Review Procedure
The Administrator shall be responsible for the claims procedure under the Plan. The claims procedure established by the Administrator shall comply with regulations adopted by the Secretary of Labor of the United States. This procedure shall require the Administrator to provide adequate written notice to any person whose claim is denied in whole or in part, specifying the reasons for denial in a manner calculated to be understood by such person. The Administrator shall give any person whose claim has been denied a reasonable opportunity for a full and fair review by the Administrator of its decision, and shall inform the claimant of the steps he must take to obtain a review of the Administrator’s decision. The Administrator shall provide the claimant with reasonable access to, and copies of, all relevant documents and other information in accordance with regulatory requirements, provided that unless otherwise required by ERISA, the claimant’s rights shall be limited by applicable attorney-client privilege, attorney work-product privilege, and other applicable privilege rules.
(a)Determination by the Administrator Conclusive. The Administrator’s determination of factual matter relating to Participants, Beneficiaries and alternate payees including, without limitation, a Participant’s Credited Service, Service and any other factual matters, shall be conclusive. The Administrator and the Company and its respective officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by an actuary, any accountant for the Plan, the Trustee or any investment managers and upon opinions given by any legal counsel for the Plan insofar as such reliance is consistent with ERISA. The actuary, the Trustee and other service providers may act and rely upon all information reported to them by the Administrator and/or the Company and need not inquire into the accuracy thereof nor shall be charged with any notice to the contrary. In accordance with Section 11.10, the Administrator may rely on the Employer’s records, and to the extent a claimant asserts entitlement to benefits or other rights based upon facts not contained in the Plan’s records, such person shall be required to provide satisfactory affirmative evidence of such facts, and the Administrator shall have the sole and exclusive discretion to determine whether the affirmative evidence is satisfactory.
(b)Arbitration. In the event that a claimant’s claim is denied by the Administrator and the claimant has exhausted all remedies (including all mandatory levels of appeal) under the Plan’s claims procedures, the claimant or the Administrator will have the right to compel binding arbitration with respect to the claim. The process and procedure shall be governed by the Employer’s arbitration policy, if any, and if none, by the rules of the American Arbitration Association for commercial transactions. Claims may not be litigated or arbitrated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party. The arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA, which requires the arbitrator to defer to the Administrator and its factual findings and interpretations unless such findings and interpretations are arbitrary and capricious and requires that any assertions the claimant wishes to present to an arbitrator or court first have been presented in the claims and appeals process). All claims pertaining to the Plan shall be required to be submitted to binding arbitration in this manner, unless such a requirement is prohibited by applicable law or regulation. Except with respect to claims as to which binding arbitration may not be compelled, no claim may be brought in any other manner.
(c)Forum Selection. Any arbitration proceeding or civil action with respect to a claim involving the Plan must, unless otherwise agreed by the Administrator or required by law, take place in Erie, Pennsylvania (and, in the case of a civil action, in the federal district court serving Erie, Pennsylvania). Enforcement of an arbitrator’s award may be sought in federal court in accordance with the Federal Arbitration Act, with any such enforcement action to be filed in the federal district court serving Erie, Pennsylvania.

3.9    Exhaustion of Administrative Remedies
The exhaustion of the claims review procedure is mandatory for resolving every claim and dispute involving the Plan. As to such claims and disputes:
(a)    No claimant shall be permitted to commence any civil action or arbitration proceeding to recover Plan benefits or to enforce or clarify rights under the

Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims review procedure set forth herein has been exhausted in its entirety; and
(b)    In any such civil action or arbitration proceeding all explicit and all implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

3.10    Deadline to File Civil Action or Demand Arbitration
No civil action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the civil action is commenced in the proper forum before the earlier of:
(a)    Twelve months after the claimant knew or reasonably should have known of the principal facts on which the claim is based; or
(b)    Ninety days after the claimant has exhausted the claims review procedure.

3.11    Waiver of Participation
It is the purpose of this Plan to provide for the accrual of retirement benefits for all Covered Employees. Notwithstanding the foregoing, any Covered Employee may waive participation in this Plan by executing a Waiver of Participation on a form provided by the Administrator for such purpose. Any Waiver of Participation shall be effective for the Plan Year in which it is executed and shall be irrevocable. During any Plan Year for which a Waiver of Participation is in effect, no Service, Credited Service or Compensation shall be recognized under the Plan for the Employee and the Employee shall be considered as other than a Covered Employee.

3.12    Participation Date of Covered Employee
(a)    For periods before May 5, 2011, a Covered Employee entered the Plan and became a Participant on such Covered Employee’s Date of Hire.
(b)    Effective on and after May 5, 2011, a Covered Employee shall first enter the Plan and shall become a Participant hereunder as provided below:
(i)    A Covered Employee who is not a Part-time Employee shall enter the Plan and become a Participant on such Covered Employee’s Date of Hire.
(ii)    A Covered Employee who is a Part-time Employee shall enter the Plan and become a Participant on such Covered Employee’s Entry Date.

ARTICLE IV - SERVICE PROVISIONS

4.1    Service
Service shall be used to determine a Participant’s vested rights under the Plan. An Employee shall receive Service for the period of time between his Date of Hire and his Date of Severance, provided that no Service shall be received for the period of continued absence between the first and second anniversary of the date of first absence from work by reason of a Maternity or Paternity Absence. Service shall be counted for full years only. Service shall include any prior periods of Service that are reinstated in accordance with Section 4.3 below. Service shall include any Period of Severance which has continued for less than one year.

Notwithstanding the foregoing, Service shall include periods of absence granted under The Family and Medical Leave Act of 1993, to the extent of the minimum service credit required by said Act.

4.1A    Eligibility Service
Eligibility Service shall be used to determine the time at which a Covered Employee who is Part-time Employee shall enter the Plan and become a Participant hereunder.  Eligibility Service shall be counted in full years only with one year of Eligibility Service credited for each “Eligibility Computation Period” in which an Employee completes at least 1,000 Hours of Service.
The initial “Eligibility Computation Period” with respect to an Employee shall mean the 12 consecutive month period that begins on the Employee’s Date of Hire and ends on the first anniversary thereof. If the Employee fails to complete a year of Eligibility Service during the initial “Eligibility Computation Period”, the subsequent “Eligibility Computation Periods” shall be each Plan Year thereafter beginning with the Plan Year that includes the first anniversary of the Employee’s Date of Hire. An Employee will not be considered to have completed a year of Eligibility Service until the expiration of the first Eligibility Computation Period during which the Employee completes at least 1000 Hours of Service.

4.2    Credited Service
Credited Service shall be used to compute the amount of a Participant’s benefit and to determine a Participant’s eligibility for an early retirement and a disability retirement under the Plan.  Credited Service shall be based on Service but shall not include (i) any period of Service in which a Participant is not a Covered Employee, (ii) any period of Service that precedes the date a Covered Employee first becomes a Participant, and (iii) any Period of Severance; provided, however, that a Participant’s Credited Service shall include that Credited Service accumulated during the period in which the Participant is eligible for a disability retirement pension (as determined under Sections 5.3, 6.3 and 7.2 hereof).  Solely for purposes of computing the amount of a Participant’s benefit under Section 6.1 and subject to the foregoing provisions of this Section, Credited Service shall include a year of credit for any fraction of a year of Service.

4.3    Loss and Reinstatement of Service
In the event a Participant incurs a Date of Severance prior to his becoming eligible for a retirement benefit or deferred vested pension under the Plan, he shall be deemed to receive a distribution equal to the actuarial equivalent value of the entire vested pension earned through his Date of Severance. In such a case, the Participant shall lose his Service and Credited Service and his Accrued Pension shall be forfeited as of such date of deemed distribution. If such individual is subsequently reemployed as a Covered Employee, the individual, after again completing one year of Service, shall be considered a Plan Participant retroactively as of such date of reemployment and have his forfeited Service, Credited Service and Accrued Pension reinstated if his last Period of Severance is less than the greater of:
(a)    five years, or
(b)    the Participant’s forfeited Service (including any periods of Service previously reinstated under the provisions of this Section 4.3 or its predecessor).

4.4    Transfer To Other Employment
Upon the transfer of a Participant covered by the Plan to other employment with an Employer or Affiliate whereby he ceases to be a Covered Employee hereunder, his Accrued Pension based on his Credited Service and Final Average Earnings as of the transfer date shall be frozen and Credited Service shall cease to accrue for purposes of the Plan. In the event such Participant remains in the employment of an Employer until such time as, except for such transfer, he would have met the age, service and/or other eligibility requirements for any pension under the Plan, such frozen Accrued Pension shall become payable in accordance with the appropriate provisions of the Plan as in effect on the date of transfer.

4.5    Transfer From Other Employment
Upon transfer or retransfer of an individual from other employment with an Employer or Affiliate such that the individual becomes a Covered Employee hereunder, his years of Service and, if applicable, his years of Eligibility Service  as otherwise computed under this Article IV will include the period of his employment with an Employer or Affiliate prior to such transfer or retransfer for the purpose of meeting the vesting and participation requirements under this Plan; provided, however, that only years of Credited Service acquired while employed as both a Covered Employee and a Participant under this Plan shall be used to compute the amount of any pension under this Plan.

ARTICLE V - ELIGIBILITY FOR PENSIONS

5.1    Normal Retirement
A Participant whose employment with an Employer and all Affiliates is terminated when or after he attains Normal Retirement Age shall be eligible for a normal retirement pension in the amount as provided in Section 6.1 hereof. A Participant’s right to his normal retirement pension shall be nonforfeitable upon the attainment of his Normal Retirement Age provided he is an Employee on such date. A Participant continuing in employment with an Employer after his Normal Retirement Date in a capacity such that he completes 40 or more Hours of Service per month will be provided with a notice incorporating the substance of the notification described in Section 2530.203-3(b)(4) of the Code of Federal Regulations. Such notice shall include a statement that the Participant’s pension will be suspended and permanently withheld for months in which he completes 40 or more Hours of Service. Any benefit accrual earned by a Participant for any given Plan Year ending on or after the date on which the Participant attains Normal Retirement Age shall be reduced (but not below zero) by the amount of any actuarial adjustment which may be required in connection with a delay in payment of a Participant’s normal retirement benefit or the suspension of benefits otherwise payable after the Participant attains Normal Retirement Age.

5.2    Early Retirement
A Participant with 15 or more years of Credited Service whose employment with an Employer and all Affiliates is terminated when or after he reaches the age of 55 but prior to the attainment of his Normal Retirement Age, shall be eligible for an early retirement pension in the amount as provided in Section 6.2 hereof.

5.3    Disability Retirement
A Participant whose status as a Covered Employee is terminated due to his Total and Permanent Disability after 15 or more years of Credited Service, and who is receiving disability benefits under the Erie Insurance Group Long Term Disability Income Benefits Program, shall be eligible for a disability retirement pension in an amount as provided in Section 6.3 hereof beginning at his Normal Retirement Date or later disability retirement date providing he remains subject to a Total and Permanent Disability and receives said disability income benefits continuously through his Normal Retirement Age or later disability retirement date.

5.4    Vesting
A Participant with 5 years or more of Service and whose employment with an Employer and all Affiliates is terminated at a time when he is ineligible for any retirement pension under the Plan shall be eligible for a deferred vested pension as computed under Section 6.4.

If a Participant is reemployed as a Covered Employee by an Employer after having qualified for a deferred vested pension in accordance with this Section 5.4, such Participant shall retain his right to receive such deferred vested pension and he shall be reinstated with the Service and Credited Service to which he was entitled at the time of his prior termination of employment. Any benefits to which the Participant may be entitled upon his subsequent retirement or termination of employment shall be reduced actuarially, as provided in Section 7.4, to reflect any deferred vested pension benefits paid prior to reemployment.

ARTICLE VI - AMOUNT OF PENSIONS

6.1    Normal Retirement Pension
Subject to the provisions of Articles VII and X, the monthly pension of a Participant who is eligible for a normal retirement pension under the provisions of Section 5.1 (as stated in the form of a life annuity) shall be one-twelfth (1/12) of the result obtained by multiplying the sum of (a) and (b) by (c), where:
(a)    equals 1.0% of the Participant’s Final Average Earnings not in excess of Social Security Covered Compensation;
(b)    equals 1.5% of the Participant’s Final Average Earnings in excess of Social Security Covered Compensation; and
(c)    equals the Participant’s Credited Service not in excess of 30 years.
In no event shall the overall permitted disparity limits of Section 1.401(l)-5 of the Income Tax Regulations be exceeded.

6.2    Early Retirement Pension
Subject to the provisions of Articles VII and X, the monthly early retirement pension of a Participant eligible for an early retirement pension under the provisions of Section 5.2 shall be, at the option of the Participant, either (a) or (b) as set forth below:
(a)    A deferred pension, commencing as of the Participant’s Normal Retirement Date, equal to the amount of pension, determined under Section 6.1, to which he is entitled based upon his Credited Service and Final Average Earnings as of his date of early retirement and the level of Social Security Covered Compensation in effect on such date.
(b)    An immediate pension, commencing as of any month following the month in which such Participant retires early, determined as provided in (a) above, but reduced by 1/4 of 1 percent for each complete calendar month up to 60 such months and by 3/8ths of 1 percent for each complete calendar month in excess of 60 months, by which his early retirement pension commencement date precedes his Normal Retirement Date.

6.3    Disability Retirement Pension
Subject to the provisions of Articles VII and X, a Participant eligible for disability benefits under the provisions of Section 5.3 shall receive a disability retirement pension beginning as of his Normal Retirement Date, or later disability retirement date. Such disability retirement pension shall be in an amount determined in accordance with Section 6.1 assuming that:
(a)    Service and Credited Service are granted for each calendar year (and part thereof) during which he continues to be subject to a Total and Permanent Disability, and
(b)    his Compensation continues unchanged from the calendar year including his date of disability to the calendar year including his Normal Retirement Age or later disability retirement date, and
(c)    his Social Security Covered Compensation is based on the level in effect at the time he becomes disabled.

6.4    Deferred Pension Upon Termination of Service
Subject to the provisions of Articles VII and X, the monthly pension, commencing as of Normal Retirement Date, of a former Covered Employee whose employment with an Employer and Affiliates has terminated after he has become eligible for a deferred vested pension in accordance with Section 5.4, shall be equal to the pension such Participant would have been entitled to under Section 6.2(a) as of his termination of employment, multiplied by a vesting percentage determined in accordance with the table immediately below:

Years of Service	Vesting Percentage
Less than 5	0%
5 or more	100%

Except as otherwise provided under Section 8.1, any Participant having less than five years of Service at the time of his death or other termination of employment with the Employers or an Affiliate shall have no vested rights under this Plan and neither he nor his Spouse or Beneficiary shall be entitled to any benefits under this Plan.

A former Covered Employee who is eligible for a deferred vested pension and who is credited with 15 or more years of Credited Service may elect (by written application) to commence his deferred vested pension in a reduced amount at any time between the ages of 55 and 65, in which case the monthly pension amount as determined above shall be reduced in accordance with the provisions of subsection (b) of Section 6.2 based on the number of months that his Annuity Starting Date precedes his Normal Retirement Date.

6.5    Increase in Pension for Certain Retired Participants
(a)    Notwithstanding the foregoing provisions of this Article VI and effective for Plan payments made on or after January 1, 1996, the monthly pension payable to a Qualified Pensioner (or to the Beneficiary of a Qualified Pensioner) shall be increased by the greater of five percent (5%) or twenty dollars ($20.00). For purposes of this subsection (a), a “Qualified Pensioner” means a Participant who retired under the normal retirement, early retirement, or disability retirement provisions of the Plan prior to January 1, 1994.
(b)    Notwithstanding the foregoing provisions of this Article VI and effective for Plan payments made on or after January 1, 1999, the monthly pension payable to a Qualified Pensioner (or to the Beneficiary of a Qualified Pensioner) shall be increased by the greater of four percent (4%) or fifteen dollars ($15.00). For purposes of this subsection (b), a “Qualified Pensioner” means a Participant who retired under the normal retirement, early retirement, or disability retirement provisions of the Plan and commenced Plan payment prior to January 1, 1997.

6.6    Offset of Accruals by Plan Distributions
In the event distribution of benefits commence to an employed Participant pursuant to Section 7.10 or for any other reason after the employed Participant has attained his Normal Retirement Age, any increase in the Participant’s monthly benefit which accrues in any Plan Year in which such distribution is made shall be reduced (but not below zero) by the Actuarial Equivalent of total Plan benefit distributions made to such Participant by the close of such Plan Year.

6.7    Non-Duplication of Benefits
(a)    There shall be no duplication of any retirement benefit or deferred vested pension benefit payable under this Plan, and any pension or retirement benefit payable under any other qualified defined benefit pension, retirement, or similar plan to which an Employer or predecessor Employer of the particular Participant has contributed, based upon the same period of service. Unless such other benefits are clearly intended to be in addition to benefits under this Plan, the Administrator shall make or cause to be made appropriate adjustments in the retirement benefit or deferred vested pension benefit payable under this Plan in respect to any Participant to carry out the provisions of this paragraph.
(b)    No benefit shall be payable to any Participant under more than one Section of the Plan for the same period of time.

ARTICLE VII - COMMENCEMENT AND DURATION OF PENSIONS

7.1    Normal and Early Retirement Pensions
(a)     Any normal or early retirement pension shall be payable to a retired Participant who has applied therefor in accordance with the rules established by the Administrator, commencing as of the later of the Participant’s Normal Retirement Date or the first day of the month next following the date as of which the Participant makes proper application to commence retirement payments. A Participant who is eligible for an early retirement pension may elect payment prior to Normal Retirement Date and receive a reduced pension under the provisions of Section 6.2. Subject to Sections 7.10(b) and 11.12, a Participant who fails to elect such payment as provided in this Section 7.1 will be deemed to have made an election to defer distribution.
(b)     Subject to Sections 7.8 and 7.10, a normal or early retirement pension shall be payable monthly for the remaining life of such retired Participant. The last payment to the retired Participant under this form shall be for the month in which the death of such retired Participant occurs. However, if the retired Participant duly accepted the Automatic Surviving Spouse’s Pension as set forth in Section 7.5 or elected an optional form of pension in Section 7.7 and is receiving his retirement pension pursuant to such election, then any pension payments to him and his surviving Spouse or Beneficiary shall be as set forth in Section 7.5 or 7.7, whichever applicable.

7.2    Disability Retirement Pension
A disability retirement pension shall be payable to a disabled Participant who has applied therefor in accordance with the rules established by the Administrator, commencing as of the Participant’s Normal Retirement Date or later disability retirement date (or, if later, commencing as of the first day of the month next following the date as of which application for the disability retirement pension was made), provided the Participant has remained continuously disabled (within the meaning of Section 5.3) up to his Normal Retirement Date or later disability retirement date.

To ascertain whether a Participant retains his eligibility for a disability retirement pension, the Administrator shall rely on the determination of the Participant’s continuing eligibility for disability benefits under the Erie Insurance Group Long Term Disability Income Benefits Program. If it is determined by the Administrator that the

Participant is no longer eligible for and receiving disability benefits under the Erie Insurance Group Long Term Disability Income Benefits Program, the Participant’s eligibility for a disability retirement pension will end and the Participant’s Credited Service and Final Average Earnings accumulated to that time shall be reinstated, whether or not the Participant returns to employment as a Covered Employee. Such Participant shall be eligible for a retirement or deferred vested pension, based on such Credited Service and Final Average Earnings, under the provisions of Section 5.1, 5.2, or 5.4.

If a participant who is disabled (within the meaning of Section 5.3) chooses to begin a retirement or deferred vested pension prior to his Normal Retirement Date and prior to a determination by the Administration that he is no longer disabled, the retirement or deferred vested pension shall be based on the Participant’s Credited Service and Final Average Earnings as of his termination of employment due to disability.

Subject to Section 7.8, a disability pension shall be payable monthly for the remaining life of such retired Participant. The last payment to the retired Participant under this form shall be for the month in which the death of such retired Participant occurs. However, if the Participant duly accepted the Automatic Surviving Spouse’s Pension as set forth in Section 7.5 or elected an optional form of pension in Section 7.7 and is receiving his retirement pension pursuant to such election, then any pension payments to him and his surviving Spouse or Beneficiary shall be as set forth in Section 7.5 or 7.7, whichever applicable.

7.3    Deferred Vested Pension
A deferred vested pension shall be payable to a Participant who has met the criteria provided in Section 5.4 and who has applied therefore in accordance with rules established by the Administrator, commencing as of the later of the Participant’s Normal Retirement Date, or the first day of the month next following the date as of which the Participant makes proper application to commence payment. A Participant who has at least 15 years of Credited Service as of his termination of employment may elect to commence payment as of the first day of any month between the age of 55 and his Normal Retirement Date in accordance with an eligible Participant’s election to receive a reduced amount under the provisions of Section 6.4. Subject to Sections 7.10(b) and 11.12, a Participant who fails to elect payment as provided in this Section 7.3 will be deemed to have made an election to defer distribution. Subject to Section

7.8, a deferred vested pension shall be payable monthly for the remaining life of the Participant. The last payment to the Participant under this form shall be for the month in which the death of such Participant occurs. However, if the Participant duly elected the Automatic Surviving Spouse’s Pension as set forth in Section 7.5 or elected an optional form of pension in Section 7.7 and is receiving his deferred vested pension pursuant to such election, then any pension payments to him and his surviving Spouse or Beneficiary shall be as set forth in Section 7.5 or 7.7, whichever applicable.

7.4    Reemployment of a Retired Participant
The pension payable to any Participant receiving retirement benefits or deferred vested pension benefits shall cease and be permanently withheld if and when such Participant is reemployed by an Employer; provided, however, that no pension shall be withheld by the Plan pursuant to this Section 7.4 if such reemployed Participant has been employed in a classification which is not covered under the Plan or if such reemployed Participant has been employed in a classification that is a part-time position that has an agreed-upon end date of six months or less~~.~~ Notwithstanding the preceding sentence, no payment shall be withheld by the Plan pursuant to this Section 7.4 unless the Plan notifies the reemployed Participant that his benefits are suspended by personal delivery or first class mail before or during the first calendar month in which the Plan withholds payments.  Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a general description of the Plan provisions relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations.  In addition, the suspension notification shall inform the reemployed Participant of the Company’s procedure for affording a review of the suspension of benefits.

The retirement benefit or deferred vested pension of a reemployed Participant whose pension has been suspended pursuant to this Section 7.4 shall resume with the month following the Participant’s subsequent retirement or termination of employment.  Any retirement benefit or deferred vested pension payable upon such subsequent retirement or termination shall be determined as provided in Article VI on the basis of the Participant’s Credited Service, Final Average Earnings and Social Security Covered Compensation at the time of his subsequent retirement or termination; provided, however, that such retirement benefit or deferred vested pension shall be reduced by the actuarial equivalent of the retirement or deferred vested pension benefits, if any, that the Participant received prior to the suspension of payment as provided hereunder.

The retirement benefit or deferred vested pension of a reemployed Participant whose pension has not been suspended pursuant to this Section 7.4 shall be recalculated following the Participant’s subsequent retirement or termination of employment.  Such recalculated retirement benefit or deferred vested pension shall be determined as provided in Article VI on the basis of the Participant’s Credited Service, Final Average Earnings and Social Security Covered Compensation at the time of his subsequent retirement or termination; provided, however, that such retirement benefit or deferred vested pension shall be reduced by the actuarial equivalent of the retirement or deferred vested pension benefits that the Participant received through the effective date of such recalculation.

Notwithstanding the foregoing, in no event shall a retirement benefit or deferred vested pension payable to or on behalf of a reemployed Participant under this Section 7.4 following the Participant’s subsequent retirement or termination be less than that retirement benefit or deferred vested pension payable to the Participant prior to his reemployment.  In the determination of the Final Average Earnings of a Participant who is reemployed and who again becomes an active Participant, the thirty-six month period to be considered shall be the number of months in such period of reemployment prior to his subsequent date of retirement or termination, plus such number of months immediately prior to his earlier retirement or termination as shall total thirty-six months.

Except as provided under Section 7.9, if a former Participant is reemployed by an Employer as a Covered Employee after having received payment of his retirement benefit or deferred vested pension under the Plan in the form of a lump sum:

(a)    Such former Participant shall re-enter the Plan effective as of his date of reemployment as a Covered Employee, and his Service and Credited Service (for purposes of determining eligibility for early and disability retirement benefits only) earned during his prior period of Plan participation shall be reinstated on such date;
 (b)    The Credited Service earned during such former Participant’s prior period of Plan participation, and which had been reflected in the lump sum paid to the former

Participant, shall not be recognized for purposes of computing the amount of any benefit under the Plan;
(c)    The Compensation earned during such former Participant’s prior period of Plan participation, and which had been reflected in the lump sum paid to the former Participant, shall not be recognized for purposes of computing the amount of any benefit under the Plan; and
(d)    Such former Participant may not repay to the Plan all or any portion of the lump sum previously paid from the Plan to the former Participant.

7.5    Automatic Surviving Spouse’s Pension
A married Participant who is eligible to commence payments pursuant to the normal, early or disability retirement provisions of the Plan or pursuant to the deferred vested pension provisions of the Plan and whose benefit may not be paid under the provisions of Section 7.8 shall automatically be deemed to have elected, at the commencement dates otherwise specified herein, an immediate monthly pension during his lifetime with the provision that, following his death, a monthly survivor’s pension equal to 50 percent of his reduced pension shall be payable to his surviving Spouse during the further lifetime of the Spouse (the “Automatic Surviving Spouse’s Pension”). Such pension shall be actuarially equivalent to an immediate single life annuity. The automatic election provided in this Section 7.5 shall become effective as of the Participant’s Annuity Starting Date.

An unmarried Participant who retires pursuant to the normal, early or disability retirement provisions of the Plan or pursuant to the deferred vested pension provisions of the Plan and whose benefit may not be paid under the provisions of Section 7.8 shall automatically be deemed to have elected a monthly pension payable for his lifetime as a single life annuity.

A Participant may prevent the automatic election provided in this Section 7.5 at any time within the “applicable election period” (as hereafter defined) by executing a specific written rejection of such an election on a form approved by the Administrator and filing it with the Administrator; provided that such rejection shall not take effect unless the Participant’s Spouse, if applicable, consents to such rejection in accordance with Section 7.6 of the Plan. Any election to revoke the Automatic Surviving Spouse’s Pension and any Spouse’s consent thereto must specify the particular optional form of benefit elected by the Participant and, if applicable, must state the specific non-Spouse

Beneficiary or Beneficiaries (including any class of Beneficiaries or any contingent Beneficiaries) who may be entitled to any benefits upon the Participant’s death. Any subsequent change in optional form of benefit or in a non-Spouse Beneficiary selected shall be valid only if accompanied by the written and witnessed consent of the Participant’s Spouse in the manner described in Section 7.6.

During the period beginning no more than 180 days and ending no less than 30 days prior to the Participant’s Annuity Starting Date, the Administrator shall furnish to the Participant a written general description of the automatic election provided in this Section 7.5. The general description shall include a written explanation of the Participant’s and Spouse’s rights under the Automatic Surviving Spouse’s Pension, including the availability and effect of the election to reject the Automatic Surviving Spouse’s Pension. Such description shall also provide information as to the material features of the optional forms of benefit as well as a brief explanation of their relative values as compared to the Automatic Surviving Spouse’s Pension. In addition, in the event the Participant’s Annuity Starting Date is prior to his attainment of Normal Retirement Age, such description shall inform the Participant of his right to defer commencement of the Plan distribution (including, for Plan Years beginning after December 31, 2006, a description of the consequences of failing to defer commencement). A Participant may make and revoke his written rejection of an Automatic Surviving Spouse’s Option at any time and any number of times within the “applicable election period”. The “applicable election period” shall commence 180 days prior to the Participant’s Annuity Starting Date and shall end on the Participant’s Annuity Starting Date. Distribution to the Participant may commence after seven days have elapsed from the date the Administrator provides the written description provided that the Participant has received information that clearly indicates his right to at least 30 days to consider the contents of the description, the Participant affirmatively elects distribution and any required spousal consent is satisfied.

A Participant who retires pursuant to the normal, early or disability retirement provisions of the Plan or pursuant to the deferred vested pension provisions of the Plan and who is entitled, under such provisions, to a pension with a lump sum actuarial equivalent value not in excess of $5,000 shall receive his pension in accordance with Section 7.8 hereof.

7.6    Requirement for Spouse Consent
Any election of a married Participant under Sections 7.5 and 7.7 (other than an election to revoke a rejection of the Automatic Surviving Spouse’s Pension under Section 7.5) shall require the consent of the Participant’s Spouse unless it is established to the satisfaction of the Administrator that the consent required under this Section 7.6 may not be obtained:
(a)because there is no Spouse or because the Spouse cannot be located,
(b)because the Participant is legally separated from the Spouse,
(c)because the Participant has been abandoned by his Spouse (within the meaning of local law) and such Participant has a court order to that effect, or
(d)because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.
Any consent by a Spouse shall be in writing acknowledging the effect of such election or revocation and witnessed by a notary public or such Plan representatives as may be designated for this purpose by the Administrator. Any Spouse’s consent (or establishment that the Spouse’s consent may not be obtained) shall be effective only with respect to such Spouse.

7.7    Optional Forms of Pensions
In lieu of a benefit in the form of payment determined in Section 7.5, a Participant may, with the consent of his Spouse as described in Section 7.6, if applicable, elect an actuarially equivalent benefit described below. This election is effective as of a Participant’s Annuity Starting Date.
(a)    Option A: 10-Year Certain and Life Option - A reduced monthly retirement income is payable to the Participant during his remaining lifetime, and upon his death prior to receiving payment for a period equivalent to 120 months, monthly payments of the same reduced amount will be made to his Beneficiary until the number of monthly payments made to the Beneficiary, when added to the number of monthly payments made to the Participant, is equivalent to 120 monthly payments.
(b)    Option B: 15-year Certain and Life Option - A reduced monthly retirement income is payable to the Participant during his remaining lifetime, and upon his death prior to receiving payment for a period equivalent to 180 months, monthly payments of the same reduced amount will be made to his Beneficiary until the number of monthly payments made to the Beneficiary, when added to the number of monthly payments made to the Participant, is equivalent to 180 monthly payments.
(c)    Option C: 50% Joint and Survivor Option - a reduced monthly retirement income is payable to the Participant for his remaining lifetime, and upon his death, monthly income of 50% of such reduced monthly income previously paid to the Participant shall be paid to his Beneficiary for as long thereafter as that person shall live.
(d)    Option D: 75% Joint and Survivor Option - effective for Plan Years beginning after December 31, 2007, a reduced monthly retirement income is payable to the Participant for his remaining lifetime, and upon his death, monthly income of 75% of such reduced monthly income previously paid to the Participant shall be paid to his Beneficiary for as long thereafter as that person shall live.
(e)    Option E: 100% Joint and Survivor Option - a reduced monthly retirement income is payable to the Participant for his remaining lifetime, and upon his death, monthly income of 100% of such reduced monthly income previously paid to the Participant shall be paid to his Beneficiary for as long thereafter as that person shall live.
(f)    Option F: Joint and Survivor Pop-Up Option - a reduced monthly retirement income is payable to the Participant for his remaining lifetime, and upon his death, monthly income of either 50% or 100% (as elected by the Participant) of such reduced monthly income previously paid to the Participant shall be paid to the Participant’s Spouse for as long thereafter as such Spouse shall live; provided, however, that in the event the Spouse of the Participant predeceases the Participant and such Spouse’s death occurs within 60 months of the Participant’s Annuity Starting Date, the provisions of Section 7.12 shall apply. Notwithstanding any provision of the Plan to the contrary (i) the Joint and Survivor Pop-Up Option shall be available only with respect to a Participant who has retired under the normal retirement provisions of Section 5.1 or the early retirement provisions of Section 5.2, and (ii) actuarial equivalence of a benefit payable under the Joint and Survivor Pop-Up Option shall be determined under Section 11.6; provided, however, that in the event an annuity contract is purchased from an insurance company with respect to such benefit, actuarial equivalence shall thereafter be determined by reference to the specific annuity contract which will be purchased by the Plan to provide the monthly retirement income payable under this form of payment.

Election of these options must be made during the applicable election period described in Section 7.5. Except to the extent otherwise provided under Section 8.4, if either the Participant or his Beneficiary dies after the election of an option is made but before the Annuity Starting Date such option will not become effective. If the Beneficiary shall die after commencement of the joint and survivor pension, but before the death of the retired Participant, the Participant shall continue to receive the reduced pension payable in accordance with such option. An option may be cancelled by the Participant prior to the Annuity Starting Date. The effect of such cancellation shall be to reinstate the life annuity specified in Section 7.1, 7.2 or 7.3, whichever applicable, or, if the Participant is married, the Automatic Surviving Spouse’s Pension under Section 7.5 (in which case any subsequent option election must satisfy the requirements of Section 7.5). Except to the extent expressly permitted under the Plan, no election regarding an optional form of payment may be made by a Participant following the Participant’s Annuity Starting Date. If the Beneficiary designated by a Participant in connection with the election of an optional form of benefit is not the Spouse of the Participant, then the election shall be effective only if the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-6 of the Income Tax Regulations are satisfied with respect to such distribution.

7.8    Payment of Small Pension
(a)Notwithstanding any provision of the Plan to the contrary, if the actuarial equivalent present value of any retirement benefit, deferred vested pension or survivor benefit does not exceed $5,000 such benefit shall be paid as soon as practicable in a lump sum equal to such present value.  Except as otherwise provided in this Article VII, no lump sum payments shall be made if the actuarial equivalent present value of the benefit is in excess of this threshold.
(b)    Effective for any distribution to a Participant under this Section 7.8 on and after March 28, 2005, the lump sum payment described above shall be made on the conditions that the Participant is alive as of the applicable Annuity Starting Date and, except as otherwise provided in this subsection (b), that the Participant affirmatively elects payment in cash or as a Direct Rollover (as defined in Section 7.11). No further election or consent shall be required or permitted with respect to such distribution. Effective for any distribution to a Participant under this Section 7.8 on and after February 1, 2006, if the Participant fails to affirmatively elect payment in cash or as a Direct Rollover within the 60-day period following the Administrator’s distribution of the Direct Rollover explanation and election, as applicable to a benefit with an actuarial equivalent present value in excess of $1,000, the Administrator shall direct distribution of the lump sum payment in the form of a Direct Rollover to an individual retirement plan or annuity selected by the Administrator. If the actuarial equivalent present value of the retirement benefit or deferred vested pension does not exceed $1,000 as of the applicable Annuity Starting Date and the Participant fails to make a cash/Direct Rollover election within such 60-day period, the Plan shall pay such benefit in the form of an actuarial equivalent cash lump sum as soon as practicable following the expiration of such 60-day period.
(c)    The actuarial equivalent present value of a retirement benefit, deferred vested pension or survivor benefit shall be calculated and paid on the basis of the “applicable mortality table”, as defined in Section 417(e)(3)(B) of the Code, and the “applicable interest rate”, as defined in Section 417(e)(3)(C) of the Code, for the fourth calendar month preceding the first day of the Plan Year in which the distribution is payable; provided, however, that actuarial equivalent present value determinations under this Section 7.8 for the period beginning December 31, 2019 and ending December 30, 2020 shall be calculated and paid on the basis of the “applicable mortality table”, as defined in Section 417(e)(3)(B) of the Code, and the “applicable interest rate”, as defined in Section 417(e)(3)(C) of the Code for the second calendar month preceding the month in which the distribution is payable if such determination results in a larger present value and, provided further, that in the event the Alternative Present Value (as hereinafter defined) of the applicable benefit is a larger amount, such larger amount shall be paid (provided such Alternative Present Value calculation does not exceed $5,000).  For purposes of this Section 7.8, the “Alternative Present Value” of a retirement benefit, deferred vested pension or survivor benefit shall be based on the Accrued Pension earned by the Participant at the earlier of his termination of employment, or December 30, 1995, determined by using the UP-1984 mortality table (reflecting a one-year setback for Participants and a two-year setback for Beneficiaries) and a 6% interest rate.
(d)    The provisions of this Section 7.8 shall likewise apply to any Participant who terminates his employment with an Employer and all Affiliates prior to his completion of such period of Service as is required for a deferred vested pension under the Plan. In such case the terminated Participant shall be deemed to receive a lump sum distribution of the actuarial equivalent present value of his entire vested pension as of his date of termination of employment. Subject to Section

7.9 hereof, a Participant who receives a distribution (or deemed distribution) under this Section 7.8 shall lose his Credited Service (and Service, in the case of a deemed distribution) under the Plan, shall forfeit his nonvested Accrued Pension and shall no longer be considered a Participant hereunder after such date of distribution (or deemed distribution).

7.9    Repayment of Cashout on Reemployment
Notwithstanding any provision of Section 7.8 to the contrary, in the event a Participant described in Section 7.8 receives a distribution described thereunder and is subsequently reemployed by an Employer as a Covered Employee, such Participant’s Credited Service and Accrued Pension earned before his termination of employment shall be reinstated for all purposes of the Plan if the Participant repays to the Plan the full amount of his distribution with interest, compounded annually from the date of distribution to December 30, 1988 at the rate of five percent (5%) per annum and from December 31, 1988 to the date of repayment at the rate determined for each Plan Year within such period under Section 411(c)(2)(C) of the Code. With respect to a former Participant who has been deemed to receive a distribution of his entire vested pension upon his termination of employment in accordance with Section 7.8(d), such individual shall be deemed to have repaid such distribution, with interest, as of his date of rehire and such Participant’s Service, Credited Service and Accrued Pension earned before his termination of employment shall be reinstated as of such date. For purposes of the foregoing, the period in which the Participant’s repayment or deemed repayment must occur shall end on the earlier of the fifth anniversary of the Participant’s reemployment or the date on which the Participant’s Period of Severance extends to five consecutive years.

7.10    Delay in Commencement of Pension Payments
(a)Unless the Participant otherwise elects, payment of any pension under the provisions of this Article VII shall commence as of a date that is no later than 60 days after the later of the close of the Plan Year during which a Participant: (i) attains his Normal Retirement Age or, (ii) terminates his employment with an Employer and Affiliates. A Participant who has terminated employment with an Employer and Affiliates may not affirmatively elect to defer payment of any retirement or deferred vested benefit beyond the Participant’s Normal Retirement Date; provided, however, that a Participant who is receiving benefits under a long-term disability benefit contract or plan to which an Employer or Affiliate has contributed may affirmatively elect to defer payment beyond Normal Retirement Date until the earlier of (A) the month following the month in which such long-term disability benefit payments cease, and (B) the Participant’s Required Beginning Date under Section 7.10(b). Notwithstanding the foregoing and subject to Sections 7.10(b) and 11.12, the failure of a Participant, surviving Spouse or Beneficiary to properly complete and file the required application materials shall be deemed to be an election to defer commencement of payment. No payment under the Plan will be increased on account of any delay in payment due to a Participant’s or Beneficiary’s failure to properly file the required application forms or to otherwise accept such payment. No payment to an alternate payee under a qualified domestic relations order may be made before the affected Participant’s earliest retirement age under the Code.
(b)    Notwithstanding any inconsistent provision of the Plan and effective January 1, 2003, all distributions under the Plan shall be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement of Code Section 401(a)(9)(G), and Sections 1.401(a)(9)-1 through 1.401(a)(9)-9 of the Income Tax Regulations. Specifically, distribution of the Participant’s interest shall:
(i)    be completed no later than the Required Beginning Date; or
(ii)    commence not later than the Required Beginning Date with distribution to the Participant made over the life of the Participant or joint lives of the Participant and a designated Beneficiary or a period not longer than the life of the Participant or joint lives of the Participant and a designated Beneficiary.
For purposes of this Section 7.10, Required Beginning Date shall mean:
(iii)    for Participants born before July 1, 1949, April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant terminates employment or retires; and
(iv)    for Participants born after June 30, 1949, April 1 of the calendar year following the later of the calendar year in which the Participant attains age 72 or the calendar year in which the Participant terminates employment or retires;
provided, however, if the Participant is a five-percent owner (as defined in Section 416 of the Code), the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70½

or age 72, as applicable based on the Participant’s date of birth, regardless of the date that the five-percent owner terminates employment or retires. In the case of a Participant who terminates employment or retires in a calendar year after the calendar year in which he attains age 70½ or age 72, as applicable based on the Participant’s date of birth, and who has not commenced payments as of the first day of such later calendar year, the Plan benefit accrued by the Participant shall be actuarially increased, to the extent required by regulations, to take into account the period (commencing on the April 1st of the calendar year following the calendar year in which the Participant attains age 70½ and ending on the date payment commences) during which the Participant did not receive any benefits under the Plan; provided, however, that such actuarial increase, to the extent permitted by regulations, shall reduce the benefit accrual otherwise occurring during such period.
(c)    In the event that a Participant dies prior to the date that distribution commences:
(i)        any portion of the Participant’s interest that is not payable to a designated Beneficiary shall be distributed not later than the end of the calendar year which includes the fifth anniversary of the date of the Participant’s death; and
(ii)any portion of the Participant’s interest that is payable to a designated Beneficiary shall be distributed in accordance with subsection (i) above or over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), commencing not later than the end of the calendar year following the calendar year of the Participant’s death or, if the Beneficiary is the Participant’s surviving Spouse, commencing not later than the last day of the later of the calendar year in which the Participant would have attained age 70½ or the calendar year following the calendar year which includes the date of the Participant’s death.
(d)In the event that a Participant dies after distribution of his interest has begun, but prior to distribution of his entire interest, the remaining portion of such interest shall be distributed in a method that is at least a rapid as the method in effect at the date of the Participant’s death.

7.11    Direct Rollover of Eligible Rollover Distributions.
Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, subject to provisions adopted by the Administrator which shall be consistent with income tax regulations, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover to such plan. The Administrator shall notify a Distributee of his right to elect a Direct Rollover. Such notice shall be provided to the Distributee between 30 days and 180 days prior to the Distributee’s Annuity Starting Date. A Distributee’s affirmative election to make or not make a Direct Rollover may be implemented by the Administrator less than 30 days after the Distributee receives such notice of his Direct Rollover rights, but only if the Administrator notifies the Distributee that he has the right to consider the decision of whether or not to elect a Direct Rollover for up to 30 days. For purposes of this Section:
(a)    The term “Distributee” shall mean an Employee or former Employee. In addition, such an individual’s surviving Spouse or such an individual’s Spouse or former Spouse who is an alternate payee within the meaning of Section 414(p)(8) of the Code are Distributees with respect to the interest of the Spouse or former Spouse. With respect to distributions made on or after December 31, 2009, a Distributee shall also include an Employee’s or former Employee’s Beneficiary who is not the Employee’s or former Employee’s Spouse.
(b)    The term “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee other than: (i) any distribution that is one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and his Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and, (iii) any portion of a hardship withdrawal. In addition, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, respectively, or (for distributions on and after January 1, 2008) to a Roth IRA described in Section 408A of the Code, to a qualified trust defined in Section 401(a) of the Code, or to an annuity contract described in Section 403(b) of the Code provided such account, annuity, IRA, trust or annuity contract agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
    An Eligible Rollover Distribution with respect to a Distributee who is not the Employee’s or former Employee’s Spouse must be made by a direct trustee-to-trustee transfer.
(c)The term “Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity described in Section 403(a) of the Code, an annuity described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state or a political subdivision of a state and which agrees to separately account for amounts transferred, a qualified trust described in Section 401(a) of the Code, and for periods on and after January 1, 2008, a Roth IRA under Section 408A of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution: (i) that includes after-tax employee contributions, an Eligible Retirement Plan is an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or a qualified defined contribution plan or annuity described in Section 401(a) or 403(a) of the Code that agrees to separately account for such Eligible Rollover Distributions, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, (ii) that includes a Designated Roth Account, an Eligible Retirement Plan is an individual retirement plan described in Section 408A of the Code or a qualified defined contribution plan described in Section 401(a) of the Code that agrees to separately account for such Eligible Rollover Distribution, including separately accounting for the portion of such distribution which is includible in gross income and the potion of such distribution which is not so includible, and (iii) that is made on behalf of a Distributee who is not the Employee’s or former Employee’s Spouse, an Eligible Retirement Plan shall mean an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code established for the purpose of receiving a distribution on behalf of a Beneficiary, which will be treated as an inherited IRA pursuant to Section 402(c)(11) of the Code.
(d)The term “Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

7.12    Change to Pension Payments in Connection with Qualifying Event.
(a)In the event an Eligible Retiree (as hereinafter defined) experiences a Qualifying Event (as hereinafter defined), the provisions of this Section 7.12 shall apply, provided that the Eligible Retiree furnishes the Administrator with reasonable notice of the Qualifying Event within 120 days of the Qualifying Event and provides such further information applicable hereunder as the Administrator may reasonably require. For purposes of this Section:
(i)    “Eligible Retiree” shall mean a Participant who has retired under the normal retirement provisions of Section 5.1 or the early retirement provisions of Section 5.2 and who, as of his Annuity Starting Date, was either:
(A)    legally married and commencing receipt of his retirement income in the form of an Automatic Surviving Spouse’s Pension (as defined in Section 7.5), under the 100% Joint and Survivor Option (with his Spouse as Beneficiary thereunder) or under the Joint and Survivor Pop-Up Option; or
(B)    unmarried and commencing receipt of his retirement income in the normal form of benefit provided under Section 7.1 (a life annuity).
(ii)    “Qualifying Event” shall mean an event described in (A), (B) or (C) below:
(A)    The Spouse of an Eligible Retiree who is receiving retirement income under the Joint and Survivor Pop-Up Option under Section 7.7(e) predeceases the Eligible Retiree and such Spouse’s death occurs within 60 months of the Eligible Retiree’s Annuity Starting Date;
(B)    The marital status of an Eligible Retiree who is receiving retirement income under any of the forms of payment described in subparagraph (a)(i)(A) of this Section 7.12 changes within 120 months of his Annuity Starting Date due to the Eligible Retiree’s divorce, marital dissolution, or legal separation; or
(C)    The marital status of an Eligible Retiree who is described under subparagraph (a)(i)(B) of this Section

7.12 changes and within 120 months of his Annuity Starting Date due to the Eligible Retiree’s marriage.
(iii)    “Qualifying Event Election Period” shall mean the 90-day period beginning on the date on which the Eligible Retiree timely notifies the Administrator of a Qualifying Event, as provided in Section 7.12(a) above.
(iv)    The determination of an Eligible Retiree’s marital status and the determination of whether a divorce, marital dissolution or legal separation has occurred shall be made on the basis of the laws of the Commonwealth of Pennsylvania unless preempted by federal law.
(b)    In the event of the occurrence of a Qualifying Event described in subparagraphs (a)(ii)(A) or (a)(ii)(B) of this Section 7.12, and contingent upon the Eligible Retiree’s timely notification to the Administrator, the retirement income payable to the affected Eligible Retiree shall revert to the normal form of benefit provided under Section 7.1 (a life annuity) as of the first day of the month following the expiration of the Qualifying Event Election Period; provided, however, that:
(i)    The amount of such monthly life annuity shall be the actuarial equivalent of the Eligible Retiree’s benefit, determined as of the time of calculation hereunder, under the form of payment in effect as of his Annuity Starting Date; provided, however, that such monthly amount shall not exceed the amount of the monthly life annuity which the Eligible Retiree was entitled to as of his Annuity Starting Date; and
(ii)    In the case of a Qualifying Event described in subparagraph (a)(ii)(B) of this Section 7.12, the Spouse or ex-Spouse of the Eligible Retiree, as part of the division of marital property (or other determination which is not subject to modification under state law), expressly waives all interest in the Eligible Retiree’s pension under the Plan and such waiver is incorporated into a document which satisfies the formal requirements of a “Qualified Domestic Relations Order” as defined in Section 414(p) of the Code; and
(iii)    In the case of a Qualifying Event described in subparagraph (a)(ii)(B) of this Section 7.12, the Spouse or ex-Spouse of the

Eligible Retiree shall secure such proof of insurability as the Administrator may require, in its discretion.
(c)    In the case of any Qualifying Event described in subparagraph (a)(ii)(C) of this Section 7.12 and contingent upon the Eligible Retiree’s timely notification to the Administrator, the affected Eligible Retiree shall be permitted to elect, within the Qualifying Event Election Period, to receive his future retirement income from the Plan in one of the forms of payment described in paragraphs (c), (d), or (e) of Section 7.7 (a 50% or 100% Joint and Survivor Option or a 50% or 100% Joint and Survivor Pop-Up Option) with his Spouse as Beneficiary thereunder; provided, however, that:
(i)Payments under any elected form of payment shall commence as of the first day of the month next following the month in which the Eligible Retiree makes full and complete application to the Administrator in accordance with rules established by the Administrator (such commencement date referred to herein as the “Adjusted Commencement Date”); and
(ii)Payments under any elected form of payment shall be the actuarial equivalent of the Eligible Retiree’s benefit, determined as of the time of calculation hereunder, under the form of payment in effect as of his Annuity Starting Date; provided, however, that such monthly amount shall not exceed the amount of the monthly benefit under the elected form of payment which the Eligible Retiree was entitled to as of his Annuity Starting Date; and
(iii)The Eligible Retiree shall secure such proof of insurability of the Eligible Retiree and/or the Eligible Retiree’s Spouse as the Administrator may require, in its discretion; and
(iv)The provisions of Sections 7.5 and 7.6 hereof shall apply with respect to any Eligible Retiree who is married as of the Adjusted Commencement Date and, for purposes of such Sections and Section 7.7, the Adjusted Commencement Date shall be deemed the Annuity Starting Date for the elected form of payment described in this Section 7.12(c); and

(v)In no event shall more than one election be made under this Section 7.12(c) by an Eligible Retiree with respect to any single Qualifying Event nor shall this Section 7.12 be applicable more than twice with respect to any Eligible Retiree, Section 7.12(c), irrespective of the number of Qualifying Events affecting such Eligible Retiree; and
(vi)A Participant’s status as an Eligible Retiree must be independently satisfied with respect to each Qualifying Event (substituting, where applicable, the Adjusted Commencement Date for the Annuity Starting Date under Section 7.12(a)(i)).

7.13    2019 Lump Sum Payment Option Window.
    During the limited period defined herein, a Qualifying Participant (as defined below) may elect to receive his retirement benefit or deferred vested pension  under the conditions set forth in this Section 7.13.
(a)Definitions.  For purposes of this Section 7.13, the terms set forth below shall have the meanings set forth below.
(i)    The term “Lump Sum Payment Option Window” shall mean the special election period during which a Qualifying Participant may elect to receive payment or commence to receive payment of his retirement benefit or deferred vested pension, even if such Qualifying Participant has not satisfied the eligibility conditions that would otherwise be required to commence payment of his retirement benefit or deferred vested pension (determined without regard to this Section 7.13).  The Lump Sum Payment Option Window shall begin on September 17, 2019 and shall end on October 22, 2019.
(ii)    The term “Qualifying Participant” shall mean a Participant who satisfies each of the following:
(A)    has terminated employment with the Company and all Affiliates, for any reason other than death, on or before the Window Determination Date, and who has not re-entered employment as an employee of the Company or an Affiliate;

(B)    has not experienced an Annuity Starting Date or an actual or otherwise required beginning date under Section 7.10(b) of the Plan prior to the Window Election Commencement Date;
(C)    whose lump sum payment determined under the provisions of Section 7.8 is greater than $5,000;
(D)    whose retirement benefit or deferred vested pension can reasonably be determined based on data available to the Administrator; and
(E)    can be located by the Administrator after a diligent search.
(F)    Notwithstanding the foregoing, the term “Qualifying Participant” shall exclude:
(1)    any Participant who is not eligible for a retirement benefit or deferred vested pension benefit under the Plan;
(2)    any Participant for whom the Administrator has been provided with documentation evidencing that such Participant’s retirement benefit or deferred vested pension is subject to a qualified domestic relations order as defined in Section 414(p) of the Code or to a pending domestic relations order, temporary restraining order, or other lien (including the order of a court or other state authority assigning any portion of the Participant’s benefit to an alternate payee for which the Plan has not received a domestic relations order) at any time before the Window Election Commencement Date;
(3)    any alternate payee under a qualified domestic relations order;
(4)    any surviving Spouse or other designated Beneficiary who is eligible for a survivor benefit or a death benefit pursuant to any section of the Plan; and
(5)    any Participant whose participation in the Lump Sum Payment Option Window would administratively be impracticable, as the Administrator may advise the Company.
(iii)    The term “Special Benefit Election” shall mean the written election made by a Qualifying Participant, in accordance with such rules and procedures as the Administrator may apply to the Lump Sum Payment Option Window, to receive or commence to receive his retirement benefit or deferred vested pension pursuant to the Lump Sum Payment Option Window.  For a Special Benefit Election to be valid, the Special Benefit Election for any married Participant must satisfy the requirements for spousal consent, if otherwise applicable under Section 7.6, the completed Special Benefit Election form must be signed and dated on or before October 22, 2019 and such election form must be received by the Administrator or its delegate within an administratively feasible time period, as determined by the Administrator.
(iv)    The term “Window Determination Date” shall mean December 31, 2018.
(b)    Window Election Commencement Date.  Notwithstanding any provision of the Plan to the contrary, any Qualifying Participant who makes a valid Special Benefit Election (as determined by the Administrator) shall receive distribution of his retirement benefit or deferred vested pension in the form of a lump sum or annuity (calculated as set forth below) effective as of December 1, 2019 (the “Window Election Commencement Date”), although the actual payment may be delayed to later in December, 2019 for administrative purposes.
(c)    Lump Sum Payment Determination.  For any Qualifying Participant who makes a valid Special Benefit Election and elects to receive payment of his retirement benefit or deferred vested pension in the form of a lump sum, the lump sum payment shall be determined as follows:
(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to a Qualifying Participant who is eligible for immediate commencement of payment as of the Window Election Commencement Date under the provisions of the Plan other than this Section 7.13, the lump sum payment shall be the greater of the actuarial equivalent present values of the following amounts, each determined by using the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for November 2018 and the mortality assumptions prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(B) of the Code:

(A)    the Qualifying Participant’s retirement benefit or deferred vested pension under the Plan, payable in the form of a single life annuity as of his Normal Retirement Date; and
(B)    the Qualifying Participant’s retirement benefit or deferred vested pension under the Plan, payable in the form of a single life annuity as of the Window Election Commencement Date.
Notwithstanding the foregoing provisions, the lump sum payment with respect to a Qualifying Participant who has attained Normal Retirement Date shall be the actuarial equivalent present value determined under subparagraph (c)(i)(A) above, increased by an amount equal to the product of the Qualifying Participant’s monthly normal retirement benefit and the number of months, if any, between the Qualifying Participant’s Normal Retirement Date and the Window Election Commencement Date.
(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to a Qualifying Participant who is not eligible for immediate commencement of payment as of the Window Election Commencement Date under the provisions of the Plan other than this Section 7.13, the lump sum payment shall be the actuarial equivalent present value of the Qualifying Participant’s retirement benefit or deferred vested pension under the Plan, payable in the form of a single life annuity as of his Normal Retirement Date, determined by using the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for November 2018 and the mortality assumptions prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(B) of the Code.
Any lump sum payment pursuant to this Section 7.13 shall fully settle the Plan’s liability with respect to a Qualifying Participant and no further benefit of any type shall be payable to, or on behalf of, such Qualifying Participant hereunder, except to the extent the Qualifying Participant is a surviving Spouse or Beneficiary with respect to a benefit earned by another Participant under the terms of the Plan (or as provided in Section 7.4 in the event that the Qualifying Participant is rehired after receiving payment and resumes participation in the Plan).

(d)    Immediate Annuity Payment.  For any Qualifying Participant who makes a valid Special Benefit Election and elects to receive payment of his retirement benefit or deferred vested pension in a form other than a lump sum payment, the Qualifying Participant shall be entitled to elect payment in an immediately commencing annuity in the following optional forms and determined in accordance with the following provisions:
(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to a Qualifying Participant who is eligible for immediate commencement of payment as of the Window Election Commencement Date under the provisions of the Plan other than this Section 7.13, such Qualifying Participant’s retirement benefit or deferred vested pension shall be payable in one of the following optional annuity forms as the Qualifying Participant may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:
(A)    Forms.  The optional forms from which the Qualifying Participant may elect payment of his immediately commencing annuity shall be all of the annuity payment forms that would otherwise have been available to such Qualifying Participant under the Plan had he made a valid election to commence payment of his retirement benefit or deferred vested pension as of the Window Election Commencement Date (determined without regard to this Section 7.13).
(B)    Early Reduction and Actuarial Factors.  To the extent otherwise applicable under the Plan, actuarial factors for determining the reduction of the Qualifying Participant’s pension due to early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be the factors that would have applied if the Qualifying Participant had made a valid election to commence payment of his retirement benefit or deferred vested pension under the Plan, with a benefit commencement date of the Window Election Commencement Date, and had elected the same form of immediately commencing annuity elected by the

Qualifying Participant in his Special Benefit Election (all determined without regard to this Section 7.13).
(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to a Qualifying Participant who is not eligible for immediate commencement of payment as of the Window Election Commencement Date under the provisions of the Plan other than this Section 7.13, such Qualifying Participant’s retirement benefit or deferred vested pension shall be payable in one of the following optional annuity forms as the Qualifying Participant may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:
(A)    Forms.  The optional forms from which the Qualifying Participant may elect payment of his immediately commencing annuity shall be the Automatic Surviving Spouse’s Pension described in Section 7.5 of the Plan, the 75% Joint and Survivor Option described in Section 7.7 with his Spouse as Beneficiary (provided, for both such options, the Qualifying Participant is married to a Spouse as of the Window Election Commencement Date) and the single life annuity described in Section 7.3 of the Plan.
(B)    Early Reduction and Actuarial Factors.  Actuarial factors for determining the reduction to be applied to the Qualifying Participant’s retirement benefit or deferred vested pension at Normal Retirement Date to reflect early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be based on the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for November 2018 and the mortality assumptions prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(B) of the Code.
(e)    Form and Validity of Elections.  All Special Benefit Elections must be made in writing on a form and in a manner provided by the Administrator, and mailed to the Administrator or its designee, as set forth on such form, on or before October 22, 2019.  The Administrator shall have the authority to determine the validity and sufficiency of any Special Benefit Election made during the Lump Sum Payment Option Window.  Notwithstanding the foregoing, any Special Benefit Election made by a Qualifying Participant on or before October 22, 2019, as set forth herein, may be revoked by the Qualifying Participant on or before November 30, 2019, in the form and manner provided by the Administrator.
(f)    Death After Valid Election and Before Commencement.  Subject to the provisions of Article VIII, in the event a Qualifying Participant who has made a valid Special Benefit Election dies before the Window Election Commencement Date, the Qualifying Participant’s surviving Spouse, or in the absence of a surviving Spouse the Qualifying Participant’s estate, shall be paid the lump sum for which such Qualifying Participant was otherwise eligible under this Section 7.13.  Such payment shall be made as soon as administratively practicable following the Window Election Commencement Date.
(g)    Administration.  The Administrator shall have the authority to make and enforce all such rules and procedures as it deems necessary or proper for the administration of the Lump Sum Payment Option Window.

7.14    Payment Option Window for Eligible Persons.
Under the terms of this Section 7.14, an Eligible Person may make an EP Window Benefit Election during the EP Window Election Period to commence payment of the Plan interest maintained on his behalf in the form of a lump sum or an annuity (each as determined below) as of an EP Window Commencement Date.  The provisions of this Section 7.14 shall be an alternative method by which an Eligible Person may receive his Plan interest and does not change or eliminate payment options otherwise available to an Eligible Person under Plan provisions other than this Section 7.14.

(a)Definitions.  For purposes of this Section 7.14, the terms set forth below shall have the meanings set forth below.
(i)    The term “Designated Period” shall mean the period beginning on December 31, 2020 and ending on December 30, 2023.
(ii)    The term “Eligible Person” shall mean an individual on whose behalf a benefit interest is maintained under the Plan and who satisfies (A), (B) and (C) below, as determined solely in the discretion of the Administrator:
(A)    The individual is either:

(1)    a Participant who has terminated employment with the Company and all Affiliates during the Designated Period;
(2)    a surviving Spouse of a Participant who experiences his Date of Severance due to death during the Designated Period or of a Participant who both has terminated employment with the Company and all Affiliates during the Designated Period for a reason other than death and then dies during his EP Window Election Period; or
(3)    an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) that is qualified by the Administrator during the Designated Period and which assigns, as a separate interest, all or a portion of the Plan benefit maintained on behalf of a Participant (“Alternate Payee”); and
(B)    The actuarial equivalent present value of the vested Plan interest maintained on behalf of such individual, determined under this Section 7.14 as of the Present Value Determination Date, is in excess of $5,000 and not in excess of $100,000; and
(C)    As of the Present Value Determination Date, or such other date of determination as determined by the Administrator, the individual’s Plan interest can reasonably be determined based on data available to the Administrator, the individual can be located by the Administrator after a diligent search and the individual has not commenced payment of his Plan interest under the provisions of the Plan other than this Section 7.14;
provided, however, that an Eligible Person shall not include any individual whose participation in the Payment Option Window described in this Section 7.14 would administratively be impracticable, as the Administrator may advise the Company.
(iii)    The term “EP Window Benefit Election” shall mean the written election made by an Eligible Person, in accordance with such rules and procedures as the Administrator may apply, to receive or commence to receive his Plan interest under the terms of this Section 7.14.  For an EP Window Benefit Election to be valid, the EP Window Benefit Election by any Eligible Person who is a Participant must satisfy the requirements for spousal consent, if otherwise applicable under Section 7.6, the completed

EP Window Benefit Election form must be signed and dated within the EP Window Election Period and such election form must be received in good form by the Administrator or its delegate within an administratively feasible time period following the EP Window Election Period, as determined by the Administrator.  Notwithstanding the foregoing,  any Eligible Person who makes an election to receive payment or commence to receive payment pursuant to this Section 7.14 shall have the ability to revoke any such election by contacting the Administrator or its delegate on or before the EP Window Commencement Date applicable to that Eligible Person in the means described in communications provided to the Eligible Person.
(iv)    The term “EP Window Commencement Date” shall mean the date elected by an Eligible Person to commence payment under this Section 7.14, although the date of actual payment may be delayed for administrative reasons. The EP Window Commencement Date for any given Eligible Person shall be the first day of a month that both (A) is a month that begins within the EP Window Election Period or is the month next following the close of the EP Window Election Period  and (B) follows the date the Administrator or its delegate furnishes the Eligible Person with the election materials described in Section 7.5.
(v)    The term “EP Window Election Period” shall mean the special election period during which an Eligible Person may elect to receive payment or commence to receive payment of the Plan interest maintained on his behalf as of an EP Window Commencement Date, even if such Eligible Person has not satisfied the eligibility conditions that otherwise would be required to commence payment of such Plan interest (determined without regard to this Section 7.14).  The EP Window Election Period for any given Eligible Person shall begin on the date the Administrator or its delegate issues a Plan benefit statement or notice to the Eligible Person and shall end on the 180th day following the date such statement is issued or such later date established by the Administrator in a uniform and nondiscriminatory manner.
(vi)    The term “Present Value Determination Date” shall mean the date the Administrator or its delegate determines the actuarial equivalent present value of an Eligible Person’s Plan interest pursuant to a nondiscriminatory and uniform procedure adopted by the Administrator.

(vii)    The term “Section 417(e) Assumptions” shall mean the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for the fourth calendar month preceding the first day of the Plan Year in which the distribution is payable and the mortality assumptions prescribed by the Secretary of the Treasury for such Plan Year pursuant to Section 417(e)(3)(B) of the Code.
(b)    Lump Sum Payment Determination.  For any Eligible Person who makes a valid EP Window Benefit Election and elects to receive payment of the Plan interest maintained on his behalf in the form of a lump sum, the lump sum payment shall be determined as follows:
(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to an Eligible Person who is a Participant and who is eligible for immediate commencement of payment as of the EP Window Commencement Date under the provisions of the Plan other than this Section 7.14, the lump sum payment shall be the greater of the actuarial equivalent present values of the following amounts, each determined by using the Section 417(e) Assumptions:
(A)    the Eligible Person’s Plan interest, payable in the form of a single life annuity for the Eligible Person’s life, commencing as of the Normal Retirement Date of the Participant who is the Eligible Person; and
(B)    the Eligible Person’s Plan interest, payable in the form of a single life annuity for the Eligible Person’s life commencing as of the EP Window Commencement Date.
(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to an Eligible Person who is a Participant and who is not eligible for immediate commencement of payment as of the EP Window Commencement Date under the provisions of the Plan other than this Section 7.14, the lump sum payment shall be the actuarial equivalent present value of the Eligible Person’s Plan interest, payable in the form of a single life annuity for the Eligible Person’s life, commencing as of the Normal Retirement Date of the Participant who is the Eligible Person, determined by using the Section 417(e) Assumptions.
(iii)    Eligible Persons Who are Not Participants.  The following provisions shall apply with respect to an Eligible Person who is not a Participant:

(A)Surviving Spouse.  With respect to an Eligible Person who is a surviving Spouse, the lump sum payment shall be the actuarial equivalent present value of such Eligible Person’s Plan interest, payable in the form of a survivor annuity commencing as of the earliest date commencement is permitted under Article VIII, determined by using the Section 417(e) Assumptions.
(B)Alternate Payees. With respect to an Eligible Person who is an Alternate Payee, the lump sum payment shall be the actuarial equivalent present value of such Eligible Person’s Plan interest, payable in the form of a life annuity payable over such Eligible Person’s lifetime only, commencing as of the earliest retirement age (as defined in Section 414(p) of the Code) of the Participant with respect to whom the Alternate Payee has a Plan interest, determined by using the Section 417(e) Assumptions.
Any lump sum payment pursuant to this Section 7.14 shall fully settle the Plan’s liability with respect to an Eligible Person and no further benefit of any type shall be payable to, or on behalf of, such Eligible Person hereunder with respect to the Plan interest paid as a lump sum.
(c)    Immediate Annuity Payment.  For any Eligible Person who makes a valid EP Window Benefit Election and elects to receive payment of the Plan interest maintained on his behalf in a form other than a lump sum payment, the Eligible Person shall be entitled to elect payment in an immediately commencing annuity in the following optional forms and determined in accordance with the following provisions:
(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to an Eligible Person who is a Participant and who is eligible for immediate commencement of payment as of the EP Window Commencement Date under the provisions of the Plan other than this Section 7.14, such Eligible Person’s Plan interest shall be payable in one of the following optional annuity forms as such Eligible Person may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:
(A)    Forms.  The optional forms from which such Eligible Person may elect payment of his immediately commencing annuity shall be all of the annuity payment forms that would otherwise have been available to such Eligible Person under the Plan had he made a valid election to commence payment of his Plan interest as of the EP Window Commencement Date (determined without regard to this Section 7.14).
(B)    Reduction for Early Commencement, Increase for Late Commencement and Actuarial Factors.  To the extent otherwise applicable under the Plan, actuarial factors for determining the reduction of such Eligible Person’s Plan interest due to early commencement, any increase of such Eligible Person’s Plan interest due to late commencement and for determining actuarial equivalent benefits between available forms of annuity, shall be the factors that would have applied if such Eligible Person had made a valid election to commence payment of his Plan interest, with a benefit commencement date of the EP Window Commencement Date, and had elected the same form of immediately commencing annuity elected by such Eligible Person in his EP Window Benefit Election (all determined without regard to this Section 7.14).
(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to an Eligible Person who is a Participant and who is not eligible for immediate commencement of payment as of the EP Window Commencement Date under the provisions of the Plan other than this Section 7.14, such Eligible Person’s Plan interest shall be payable in one of the following optional annuity forms as such Eligible Person may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:
(A)    Forms.  The optional forms from which such Eligible Person may elect payment of his immediately commencing annuity shall be the Automatic Surviving Spouse’s Pension described in Section 7.5 of the Plan, the 75% Joint and Survivor Option described in Section 7.7 with his Spouse as Beneficiary (provided, for both such options, such Eligible Participant is married to a Spouse as of the EP Window Commencement Date) and the single life annuity described in Section 7.3 of the Plan.
(B)    Early Reduction and Actuarial Factors.  Actuarial factors for determining the reduction to be applied to such Eligible Person’s Plan interest payable at Normal Retirement Date to reflect early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be based on the Section 417(e) Assumptions.
(iii)    Eligible Persons Who are Not Participants.  The following provisions shall apply with respect to an Eligible Person who is not a Participant:
(A)Surviving Spouse.  With respect to an Eligible Person who is a surviving Spouse, such Eligible Person may elect, in lieu of the lump sum benefit provided under subparagraph (b)(iii)(A) above, to receive payment as a survivor annuity determined in accordance with Article VIII. If such Eligible Person is not otherwise eligible to commence a survivor annuity as of the EP Window Commencement Date under Article VIII, such Eligible Person may elect under this Section 7.14 to receive a survivor annuity payable over such Eligible Person’s lifetime only, commencing as of the EP Window Commencement Date, which shall be the actuarial equivalent of such lump sum benefit determined by using the  Section 417(e) Assumptions.
(B)Alternate Payees. With respect to an Eligible Person who is an Alternate Payee, such Eligible Person may elect, in lieu of the lump sum benefit provided under subparagraph (b)(iii)(B) above, to receive payment at such time and in such form of benefit as otherwise provided in the qualified domestic relations order that has assigned a Plan interest to the Alternate  Payee. If such Eligible Person is not otherwise eligible to commence his Plan interest as of the EP Window Commencement Date under the terms of the applicable qualified domestic relations order, such Eligible Person may elect under this Section 7.14 to receive his Plan interest as an annuity payable over such Eligible Person’s lifetime only, commencing as of the EP Window Commencement Date, which shall be the actuarial equivalent of such lump sum benefit determined by using the Section 417(e) Assumptions.
(d)    Form and Validity of Elections.  All EP Window Benefit Elections must be made in writing on a form and in a manner provided by the Administrator as set forth on such form, and must be received in good form by the Administrator or its delegate within an administratively feasible time period following the EP Window Election Period, as determined by the Administrator.  The Administrator shall have the authority to determine the validity and sufficiency of any EP Window Benefit Election.
(e)    Death of Eligible Person After Valid Election and Before Commencement.  Subject to the provisions of Article VIII, in the event an Eligible Person who is a Participant and who has made a valid EP Window Benefit Election to receive a lump sum payment dies before the EP Window Commencement Date, the Participant’s surviving Spouse shall be paid the lump sum to which such Participant was otherwise eligible under this Section 7.14 or, in lieu thereof, such Spouse may elect to receive a survivor annuity payable over such Spouse’s lifetime only, commencing as of the EP Window Commencement Date, which shall be the actuarial equivalent of such lump sum benefit using the Section 417(e) Assumptions. If such deceased Participant has no surviving Spouse, the lump sum shall be paid to such Participant’s estate. Any such payment shall be made as soon as administratively practicable following such Participant’s EP Window Commencement Date.  In the event an Eligible Person who is a not Participant and who has made a valid EP Window Benefit Election dies before the EP Window Commencement Date, the Eligible Person’s EP Window Benefit Election shall become null and void  and such Eligible Person shall be entitled to such Plan interest as may be provided under the provisions of the Plan other than this Section 7.14.
(f)    Administration.  The Administrator shall have the authority to make and enforce all such rules and procedures as it deems necessary or proper for the administration of this Section 7.14.

7.15    2021 Lump Sum Payment Option Window.
During the limited period defined herein, a 2021 Qualifying Person (as defined below) may elect to receive the Plan interest maintained on his behalf  under the conditions set forth in this Section 7.15. The provisions of this Section 7.15 shall be an alternative method by which a 2021 Qualifying Person may receive his Plan interest and does not change or eliminate payment options otherwise available to a 2021 Qualifying Person under Plan provisions other than this Section 7.15.
(a)Definitions.  For purposes of this Section 7.15, the terms set forth below shall have the meanings set forth below.
(i)    The term “2021 Designated Period” shall mean the period beginning on December 31, 2018 and ending on December 30, 2020.

(ii)    The term “2021 Lump Sum Payment Option Window” shall mean the special election period during which a 2021 Qualifying Person may elect to receive payment or commence to receive payment of the Plan interest maintained on his behalf, even if such 2021 Qualifying Person has not satisfied the eligibility conditions that would otherwise be required to commence payment of such Plan interest (determined without regard to this Section 7.15).  The 2021 Lump Sum Payment Option Window shall begin on July 8, 2021 and shall end on August 20, 2021 or such later date established by the Administrator in a uniform and nondiscriminatory manner.
(iii)    The term “2021 Qualifying Person” shall mean an individual on whose behalf a benefit interest is maintained under the Plan and who satisfies (A), (B) and (C) below, as determined solely in the discretion of the Administrator:
(A)    The individual is either:
(1)    a Participant on whose behalf the Plan maintains a vested retirement benefit or deferred vested pension benefit and who satisfies each of the following:
(aa)    has terminated employment with the Company and all Affiliates, for any reason other than death, during the 2021 Designated Period and who has not re-entered employment as an employee of the Company or an Affiliate; and
(bb)    has not experienced an Annuity Starting Date or an actual or otherwise required beginning date under Section 7.10(b) of the Plan prior to the 2021 Window Election Commencement Date; or
(2)    a surviving Spouse of a Participant who experiences his Date of Severance due to death during the 2021 Designated Period or of a Participant who both has terminated employment with the Company and all Affiliates during the 2021 Designated Period for a reason other than death and then dies before commencement and before the beginning of the 2021 Lump Sum Payment Option Window; and
(B)    The actuarial equivalent present value of the vested Plan interest maintained on behalf of such individual, determined under this

Section 7.15 as of the 2021 Window Election Commencement Date, is in excess of $5,000 and not in excess of $100,000; and
(C)    As of the beginning of the 2021 Lump Sum Payment Option Window, or such other date of determination as determined by the Administrator, the individual’s Plan interest can reasonably be determined based on data available to the Administrator, the individual can be located by the Administrator after a diligent search and the individual has not commenced payment of his Plan interest under the provisions of the Plan other than this Section 7.15;
provided, however, that a 2021 Qualifying Person shall not include any individual whose participation in the 2021 Lump Sum Payment Option Window would administratively be impracticable, as the Administrator may advise the Company.
(iv)    The term “2021 Section 417(e) Assumptions” shall mean the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for August 2020 and the mortality assumptions prescribed by the Secretary of the Treasury for the Plan Year beginning December 31, 2020 pursuant to Section 417(e)(3)(B) of the Code.
(v)    The term “2021 Special Benefit Election” shall mean the written election made by a 2021 Qualifying Person, in accordance with such rules and procedures as the Administrator may apply, to receive or commence to receive his Plan interest under the terms of this Section 7.15.  For a 2021 Special Benefit Election to be valid, the 2021 Special Benefit Election by any 2021 Qualifying Person who is a Participant must satisfy the requirements for spousal consent, if otherwise applicable under Section 7.6, the completed 2021 Special Benefit Election form must be signed and dated within the 2021 Lump Sum Payment Option Window and such election form must be received in good form by the Administrator or its delegate within an administratively feasible time period following the 2021 Lump Sum Payment Option Window, as determined by the Administrator.  Notwithstanding the foregoing,  any 2021 Qualifying Person who makes an election to receive payment or commence to receive payment pursuant to this Section 7.15 shall have the ability to revoke any such election by contacting the Administrator or its delegate on or before the 2021 Window Election Commencement Date in the means described in communications provided to the 2021 Qualifying Person.
(vi)    The term “2021 Window Election Commencement Date” shall mean October 1, 2021, the date as of which any 2021 Qualifying Person who makes a valid 2021 Special Benefit Election (as determined by the Administrator) shall receive distribution of the Plan interest maintained on his behalf in the form of a lump sum or annuity (calculated as set forth below), although the actual payment may be delayed for administrative reasons.
(b)    Lump Sum Payment Determination.  For any 2021 Qualifying Person who makes a valid 2021 Special Benefit Election and elects to receive payment of the Plan interest maintained on his behalf in the form of a lump sum, the lump sum payment shall be determined as follows:
(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to a 2021 Qualifying Person who is a Participant and who is eligible for immediate commencement of payment as of the 2021 Window Election Commencement Date under the provisions of the Plan other than this Section 7.15, the lump sum payment shall be the greater of the actuarial equivalent present values of the following amounts, each determined by using the 2021 Section 417(e) Assumptions:
(A)    the 2021 Qualifying Person’s Plan interest, payable in the form of a single life annuity for the 2021 Qualifying Person’s life, commencing as of the Normal Retirement Date of the Participant who is the 2021 Qualifying Person; and
(B)    the 2021 Qualifying Person’s Plan interest, payable in the form of a single life annuity for the 2021 Qualifying Person’s life commencing as of the 2021 Window Election Commencement Date.
Notwithstanding the foregoing provisions, the lump sum payment with respect to a 2021 Qualifying Person who is a Participant and has attained Normal Retirement Date shall be the actuarial equivalent present value determined under subparagraph (b)(i)(A) above, increased by an amount equal to the product of such 2021 Qualifying Person’s monthly normal retirement benefit and the number of months, if any, between such 2021 Qualifying Person’s Normal Retirement Date and the 2021 Window Election Commencement Date.

(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to a 2021 Qualifying Person who is a Participant and who is not eligible for immediate commencement of payment as of the 2021 Window Election Commencement Date under the provisions of the Plan other than this Section 7.15, the lump sum payment shall be the actuarial equivalent present value of the 2021 Qualifying Person’s Plan interest, payable in the form of a single life annuity for the 2021 Qualifying Person’s life, commencing as of the Normal Retirement Date of the Participant who is the 2021 Qualifying Person, determined by using the 2021 Section 417(e) Assumptions.
(iii)    2021 Qualifying Persons Who are Surviving Spouses.  With respect to a 2021 Qualifying Person who is a surviving Spouse, the lump sum payment shall be the actuarial equivalent present value of such 2021 Qualifying Person’s Plan interest, payable in the form of a survivor annuity commencing as of the earliest date commencement is permitted under Article VIII, determined by using the 2021 Section 417(e) Assumptions.
Any lump sum payment pursuant to this Section 7.15 shall fully settle the Plan’s liability with respect to a 2021 Qualifying Person and no further benefit of any type shall be payable to, or on behalf of, such 2021 Qualifying Person hereunder with respect to the Plan interest paid as a lump sum.
(c)    Immediate Annuity Payment.  For any 2021 Qualifying Person who makes a valid 2021 Special Benefit Election and elects to receive payment of the Plan interest maintained on his behalf in a form other than a lump sum payment, the 2021 Qualifying Person shall be entitled to elect payment in an immediately commencing annuity in the following optional forms and determined in accordance with the following provisions:
(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to a 2021 Qualifying Person who is a Participant and who is eligible for immediate commencement of payment as of the 2021 Window Election Commencement Date under the provisions of the Plan other than this Section 7.15, such 2021 Qualifying Person’s Plan interest shall be payable in one of the following optional annuity forms as such 2021 Qualifying Person may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:
(A)    Forms.  The optional forms from which such 2021 Qualifying Person may elect payment of his immediately commencing annuity shall be all of the annuity payment forms that would otherwise have been available to such 2021 Qualifying Person under the Plan had he made a valid election to commence payment of his Plan interest as of the 2021 Window Election Commencement Date (determined without regard to this Section 7.15).
(B)    Reduction for Early Commencement and Actuarial Factors.  To the extent otherwise applicable under the Plan, actuarial factors for determining the reduction of such 2021 Qualifying Person’s Plan interest due to early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be the factors that would have applied if such 2021 Qualifying Person had made a valid election to commence payment of his Plan interest, with a benefit commencement date of the 2021 Window Election Commencement Date, and had elected the same form of immediately commencing annuity elected by such 2021 Qualifying Person in his 2021 Special Benefit Election (all determined without regard to this Section 7.15).
(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to a 2021 Qualifying Person who is a Participant and who is not eligible for immediate commencement of payment as of the 2021 Window Election Commencement Date under the provisions of the Plan other than this Section 7.15, such 2021 Qualifying Person’s Plan interest shall be payable in one of the following optional annuity forms as such 2021 Qualifying Person may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:
(A)    Forms.  The optional forms from which such 2021 Qualifying Person may elect payment of his immediately commencing annuity shall be the Automatic Surviving Spouse’s Pension described in Section 7.5 of the Plan, the 75% Joint and Survivor Option described in Section 7.7 with his Spouse as Beneficiary (provided, for both such options, such 2021 Qualifying Participant is married to a Spouse as of the 2021 Window Election Commencement Date) and the single life annuity described in Section 7.3 of the Plan.
(B)    Early Reduction and Actuarial Factors.  Actuarial factors for determining the reduction to be applied to such 2021 Qualifying

Person’s Plan interest payable at Normal Retirement Date to reflect early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be based on the 2021 Section 417(e) Assumptions.
(iii)    2021 Qualifying Persons Who are Surviving Spouses.  With respect to a 2021 Qualifying Person who is a surviving Spouse, such 2021 Qualifying Person may elect, in lieu of the lump sum benefit provided under subparagraph (b)(iii) above, to receive payment as a survivor annuity determined in accordance with Article VIII. If such 2021 Qualifying Person is not otherwise eligible to commence a survivor annuity as of the 2021 Window Election Commencement Date under Article VIII, such 2021 Qualifying Person may elect under this Section 7.15 to receive his Plan interest as a survivor annuity payable over such 2021 Qualifying Person’s lifetime only, commencing as of the 2021 Window Election Commencement Date, which shall be the actuarial equivalent of such lump sum benefit determined by using the 2021 Section 417(e) Assumptions.
(d)    Form and Validity of Elections.  All 2021 Special Benefit Elections must be made in writing on a form and in a manner provided by the Administrator as set forth on such form, and must be received in good form by the Administrator or its delegate within an administratively feasible time period following the 2021 Lump Sum Payment Option Window, as determined by the Administrator.  The Administrator shall have the authority to determine the validity and sufficiency of any 2021 Special Benefit Election.
(e)    Death of 2021 Qualifying Person After Valid Election and Before Commencement.  Subject to the provisions of Article VIII, in the event a 2021 Qualifying Person who is a Participant and who has made a valid 2021 Special Benefit Election dies before the 2021 Window Election Commencement Date, the Participant’s surviving Spouse shall be paid the lump sum to which such Participant was otherwise eligible under this Section 7.15 or, in lieu thereof, such Spouse may elect to receive a survivor annuity payable over such Spouse’s lifetime only, commencing as of the 2021 Window Election Commencement Date, which shall be the actuarial equivalent of such lump sum benefit using the 2021 Section 417(e) Assumptions. If such deceased Participant has no surviving Spouse, the lump sum shall be paid to such Participant’s estate. Any such payment shall be made as soon as administratively practicable following the 2021

Window Election Commencement Date.  In the event a 2021 Qualifying Person who is a a surviving Spouse and who has made a valid 2021 Special Benefit Election dies before the 2021 Window Election Commencement Date, the 2021 Qualifying Person’s 2021 Special Benefit Election shall become null and void  and such 2021 Qualifying Person shall be entitled to such Plan interest as may be provided under the provisions of the Plan other than this Section 7.15.
(f)    Administration.  The Administrator shall have the authority to make and enforce all such rules and procedures as it deems necessary or proper for the administration of this Section 7.15.

ARTICLE VIII - DEATH BENEFITS

8.1    Death Prior to Retirement or Severance
(a)    Upon the death of a Participant prior to his Date of Severance and prior to the date on which the Participant has attained either Normal Retirement Age or eligibility for an early retirement pension under Section 5.2, the Participant’s surviving Spouse, if any, shall be eligible to receive a monthly surviving Spouse’s benefit under the assumption that the Participant had retired the day prior to his death with an Accrued Pension under the Plan as determined in accordance with the provisions of Section 6.2(a), and under the further assumption that the automatic election of a surviving Spouse’s benefit pursuant to subsection 7.5 was in effect at the time of death. Such surviving Spouse’s benefit shall commence as of the first day of the month following the Participant’s death, shall be unreduced for early commencement and shall be payable for the lifetime of the surviving Spouse.
(b)    Upon the death of a Participant prior to his Date of Severance and on or after the date on which the Participant has attained either Normal Retirement Age or eligibility for an early retirement pension under Section 5.2, the Participant’s surviving Spouse, if any, shall be eligible to receive a monthly surviving Spouse’s benefit equal to the larger of (i) and (ii) below:
(i)    the surviving Spouse’s benefit provided under Section 8.1(a); and
(ii)    the surviving Spouse’s benefit under the assumption that the Participant had retired the day prior to his death with an Accrued Pension under the Plan as determined in accordance with the provisions of Section 6.1 or Section 6.2(b), as applicable, and under the further assumption that the Participant had elected Option E, the 100% Joint and Survivor Option under Section 7.7 with his Spouse as Beneficiary thereunder immediately prior to his death. Such surviving Spouse’s benefit shall commence as of the first day of the month following the Participant’s death, shall be reduced for commencement prior to the Participant’s Normal Retirement Date in accordance with the factors set forth in Section 6.2(b), and shall be payable for the lifetime of the surviving Spouse.
(c)    For purposes of Sections 8.1, 8.2 and 8.3, the interest that is payable to the Participant’s surviving Spouse shall be distributed over a period not in excess of the life expectancy of such surviving Spouse and shall commence no later than the December 31 of the calendar year in which the Participant would have attained age 65 (or the December 31 of the calendar year immediately following the calendar year of the Participant’s death, if later).

8.2    Death Prior to Commencement of Early or Disability Pensions
Upon the death of a Participant after his Date of Severance, and prior to his Annuity Starting Date and while the Participant is awaiting the commencement of payment of either: (1) an early retirement pension pursuant to Section 6.2(a) above, or (2) a disability pension after attainment of age 55 but prior to the attainment of his Normal Retirement Date, his surviving Spouse, if any, shall receive a monthly surviving Spouse’s benefit under the assumption that the Participant had retired the day prior to his death with an Accrued Pension under the Plan as determined in accordance with the provisions of Section 6.2(a), and under the further assumption that the automatic election of a surviving Spouse’s benefit pursuant to subsection 7.5 was in effect at the time of death. Following proper application, such surviving Spouse’s benefit shall commence as of the first day of the month following the Participant’s death unless the surviving Spouse elects a later commencement date. Subject to Sections 7.10(c) and 11.12, a surviving Spouse who fails to make proper application for payment will be deemed to have made an election to defer distribution. Such surviving Spouse’s benefit shall be reduced for early commencement in accordance with the provisions of Section 6.2(b) and shall be payable for the lifetime of the surviving Spouse.

Upon the death of a disabled Participant who is awaiting commencement of his pension at his Normal Retirement Date and who has not incurred his Date of Severance at the time of his death, his surviving Spouse, if any, shall receive a monthly surviving Spouse’s benefit determined under the provisions of Section 8.1.

If a Participant incurs his Date of Severance when eligible for a disability retirement pension under Section 5.3 and at a time during which he is receiving long term disability benefits under the Erie Insurance Group Long Term Disability Income Benefits Program, then service to date of death will be included for benefit purposes.

8.3    Death Prior to Commencement of Vested Pensions
If a vested former Participant who has at least one Hour of Service on or after December 31, 1976, and who has been married for at least one year on his date of death, dies on or after August 23, 1984 but prior to his Annuity Starting Date, then his surviving Spouse shall be provided with a preretirement survivor annuity determined as follows:
(a)    in the case of a Participant who dies after the date on which the Participant attained his Earliest Retirement Age as though such Participant had retired on the day before the Participant’s date of death, with an immediate benefit determined under the provisions of Section 6.2(a) and payable under the Automatic Surviving Spouse’s Pension in Section 7.5 of the Plan, or
(b)    in the case of a Participant who dies on or before the date on which the Participant would have attained his Earliest Retirement Age, as though such Participant had:
(i)    separated from Service on his Date of Severance,
(ii)    survived to his Earliest Retirement Age,
(iii)    retired with an immediate benefit determined under the provisions of Section 6.4 and payable under the Automatic Surviving Spouse’s Option in Section 7.5 of the Plan at the Earliest Retirement Age, and
(iv)    died on the day after the day on which such Participant would have attained the Earliest Retirement Age.
Following proper application, a monthly surviving Spouse’s benefit shall commence under this Section 8.3 as of the first day of the month following the later of the month of the Participant’s death or the month in which the Participant would have attained his Earliest Retirement Age under the Plan unless the surviving Spouse elects a later commencement date (which shall not be later than the Participant’s Normal Retirement Date. Subject to Section 7.10(a) and 11.12, a surviving Spouse who fails to make proper application for payment will be deemed to have made an election to defer distribution. Such surviving Spouse’s benefit shall be reduced for early commencement in accordance with Section 6.2(b) and shall be payable thereafter for the remainder of the surviving Spouse’s lifetime.
8.4    Effect of Valid Joint and Survivor Election
Notwithstanding the foregoing, in the event a Participant described in Section 8.1, 8.2 or 8.3 above has made a valid election of either Option D or Option E under Section 7.7 and names his Spouse as Beneficiary thereunder, or a valid election of a 100% Joint and Survivor Pop-Up Option under Section 7.7, the amount of the surviving Spouse’s benefit under Section 8.1, 8.2 or 8.3 shall be based on the survivor percentage applicable to the Participant’s elected option.

8.5    Death on or After Annuity Starting Date
Upon the death of a Participant on or after his Annuity Starting Date, payments, if any, to a Beneficiary shall be made in accordance with the form of benefit in effect on the date of the Participant’s death. If the Beneficiary of the deceased Participant is entitled to receive the remaining certain period payments from the 10-Year or 15-Year Certain and Life forms of payment, the Administrator shall instruct the Trustee to pay to such Beneficiary the actuarial equivalent value of the monthly payments to which the Beneficiary is entitled in a single sum. Actuarial equivalence for this purpose shall be determined under the assumptions set forth in Section 7.8. If the Beneficiary under such form of payment is the surviving Spouse of the deceased Participant, then any amounts payable may be converted to an actuarially equivalent life annuity to such Spouse provided the Spouse requests payment in such form. Notwithstanding the foregoing, in all events the deceased Participant’s remaining interest in the Plan shall be distributed at least as rapidly as under the form of distribution in operation as of the date of the Participant’s death.

8.6    Death Benefit for Vested Participants Who Terminated After September 1, 1974 and Prior to August 23, 1984
Any vested former Participant who terminated after September 1, 1974 and prior to August 23, 1984 and whose benefits are not in pay status as of August 23, 1984 is to be provided with the right to elect to receive such benefits reduced and payable in the form of a qualified 50% joint and survivor annuity as defined by ERISA and the Internal Revenue Code as in effect prior to August 23, 1984, including the right to revoke such coverage without spousal consent if such former Participant:
(a)    completed at least one Hour of Service under the Plan after September 1, 1974, and
(b)    survives to his Annuity Starting Date.

ARTICLE IX - TRUST FUND AND THE TRUSTEE

9.1    Trust Fund
(a)The Company has established a trust with a Trustee for the purpose of receiving and holding contributions made by the Company as well as interest and other income on investments of such funds, and for the purpose of paying the pensions and other benefits provided by the Plan and paying any expenses incident to the operation of the Plan or Trust Fund as otherwise provided herein. The Trustee is to manage and operate the Trust Fund in accordance with the terms of the Trust Agreement and to receive, hold, invest and reinvest the funds of the Trust.
(b)The Trust Agreement may be modified as provided therein. The Administrator may remove any Trustee and may select any successor trustee. Pensions under the Plan may alternatively be provided through the purchase of annuity contracts issued by an insurance company. In lieu of a Trust Agreement and Trust Fund, the Administrator may elect to have the Plan utilize a contract or contracts of insurance for the purpose of receiving and holding contributions made by the Company and for the purpose of paying pensions and other benefits provided by the Plan, and in such event the references hereunder to “Trust Agreement”, “Trustee” and “Trust Fund” shall be deemed to be references to “Insurance Contract”, “Insurance Carrier” and “Insured Fund” respectively. With respect to any Trust Agreement or Insurance Contract, the Company may be a party with respect to the Company’s rights and obligations as settlor of the Plan’s Trust Fund or Insured Fund, but is not a Plan fiduciary. In the event that any Trust Agreement or Insurance Contract grants powers to the Company (other than powers relating to the Company’s corporate obligations or role as settlor of the Plan’s Trust Fund or Insured Fund), the Company shall act as the Administrator’s agent and shall act for and solely at the direction of the Administrator in exercising such powers.
(c)The Administrator may select an independent investment manager to invest any portion of the Trust Fund in each of the various funds. Such investment manager shall be either registered as an investment manager under the Investment Adviser’s Act of 1940, a bank, a mutual fund, or an insurance company, and as required by the Administrator, shall acknowledge in writing that he is a fiduciary with respect to the Plan.

(d)The Administrator shall perform such duties relating to the operation of the Trust Fund as it deems appropriate and shall perform the duties specified in this Section 9.1.
The Administrator shall have the following responsibilities:
(i)to appoint and remove Trustees;
(ii)to appoint investment managers;
(iii)to select investment funds or other investments under the Plan;
(iv)to allocate the duties and procedures for the Trustee and investment managers;
(v)to establish an investment philosophy and goals for each of the investment managers;
(vi)to monitor the Trustee with respect to servicing the Trust Fund in a fiduciary capacity; and
(vii)to monitor the investment managers including, without limitation, their investment philosophies, goals, and rates of return.
The Administrator may, from time-to-time, designate another person (including, without limitation, an individual, a committee or subcommittee, or a vendor) to carry out any of the Administrator’s responsibilities under this Section 9.1, subject to the limitations imposed by Section 405 of ERISA. The person so designated will have full authority, or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the duties delegated by the Administrator.

9.2    Irrevocability
The Trust Fund shall be used to pay pensions and other benefits as provided in the Plan and, as provided in Section 9.6, those reasonable expenses, taxes and fees incurred in the administration of the Plan and Trust Fund which are not paid directly by the Company. No part of the principal or income of the fund shall be used for or diverted to purposes other than those provided in the Plan and no part of the Trust Fund shall revert to the Company for the benefit of the Company, except as permitted under Sections 9.3, 11.4 and 12.2 hereof.

9.3    Contributions by the Company
The Company will pay to the Trustee, subject to all the other provisions of the Plan, such amounts as its Board determines, authorizes and directs; provided that as a minimum contribution, the Company intends to pay to the Trustee such amounts as may be necessary to meet the minimum funding standards established under the Employee Retirement Income Security Act of 1974; provided further, any Company contribution will take into account any contribution made to the Trustee by an Employer. The Company also intends to pay all expenses incident to the operation of the Plan that are not paid directly from the Trust Fund. Any forfeitures arising from the severance of employment or death of a Participant, or for any other reason, shall be used to reduce the contributions of the Company under the Plan and shall not be applied to increase the pensions or benefits any Participant would otherwise receive under the Plan at any time prior to the termination of the Plan.

Payments made to meet the minimum funding standards established under ERISA shall, to the maximum extent permitted by valid provisions of ERISA, be in complete discharge of the financial obligation of the Company under this Plan. The pension benefits of the Plan shall, subject to valid provisions of ERISA, be only such as can be provided by the assets of the Trust and there shall be no further liability or obligation on any Employer to make any further contributions to the Trust for any reason. Except as prescribed by valid provisions of ERISA, the Company does not guarantee continuity of payment of any benefits under the Plan. The Company does not, in any event, guarantee that its contributions or the Trust Fund will be sufficient to provide the benefits hereunder. All rights of Participants and Beneficiaries, and of any person claiming under any Participant or Beneficiary, shall be enforceable only against the Trust Fund, except as ERISA may otherwise provide.

Notwithstanding any provisions of the Plan to the contrary, each contribution made by the Company or Employer shall be conditioned upon the deductibility of the contribution under Section 404 of the Code. If the deduction of all or part of the contribution is disallowed, the contribution shall, to the extent disallowed, be repaid to the Company or Employer, as applicable, within one year after the date of disallowance. A contribution also may be repaid to the Company or Employer, as applicable, within one year after the date made, to the extent it exceeded the full funding limitation or otherwise was made in error because of a mistake in fact. Amounts returned under this Section 9.3 shall recognize any net losses attributable to the returned contribution but shall not include any net earnings thereon.

9.4    Contributions By Participants
No Participant shall be required or allowed to make any contribution to the Trust Fund established under the Plan.

9.5    Benefits Payable Only From Trust Fund
Payment of benefits under the Plan to Participants and Beneficiaries will be made only by the Trustee from the funds or securities held by the Trust and/or the annuity contract or contracts held by the Trust. Except as may be provided by law, no liability for the payment of benefits to Participants or their Beneficiaries hereunder shall be imposed upon the Company, any Employer or the officers or shareholders of the Company or any Employer, and there shall be no liability or obligation on the part of the Company or any Employer, to make any further contributions in the event of termination of the Plan.

9.6    Plan Expenses
All reasonable expenses, taxes and fees of the Plan, the Administrator and the Trustee incurred in the administration of the Plan and Trust Fund shall be paid from the Trust Fund; provided, however, that the obligation of the Trust Fund to pay such expenses, taxes and fees shall cease to exist to the extent that the same are paid, at the discretion of the Company, by the Employers.

ARTICLE X - BENEFIT LIMITATIONS

10.1    Maximum Limitation Under Section 415(b) of the Code (Effective January 1, 2008)
This Section 10.1 is intended to comply with Section 415(b) of the Code, the terms of which are incorporated herein by reference and this Section shall be so construed. Any provisions of the Plan to the contrary notwithstanding, benefits accrued and benefits payable under the Plan shall be subject to the following limitations, effective for limitation years on or after July 1, 2007:
(a)    In no event shall the annual benefit accrued, distributed or otherwise payable to any Participant exceed the Section 415 limit described in subsection (b). To the extent necessary to comply with Section 411(b) of the Code, if the benefit the Participant would otherwise accrue in a limitation year would produce an annual benefit in excess of the Section 415 limit described in subsection (b), the benefit will be limited (or the rate of accrual reduced) to a benefit that does not exceed such limit.
(b)    The Section 415 limit is the lesser of (i) and (ii) below:
(i)The dollar limitation set forth in Section 415(b)(1)(A) of the Code, or
(ii)100% of the Participant’s average annual Test Compensation for the three consecutive calendar years (or, if his period of employment is less than three years, for his entire period of employment) as a Participant during which he received the greatest aggregate Test Compensation.
(c)    In no event shall the limitations in subsection (b) be less than $10,000 if the Participant has not at any time participated in a defined contribution plan maintained by the Employer.
(d)    For purposes of the maximum limitation of this Article, all qualified defined benefit plans (whether or not terminated) maintained by an Employer or any Affiliate shall be treated as a single plan. For purposes of applying the limitations of Section 415, the terms “Employer” and “Affiliate” shall be construed in light of Sections 414(b) and 414(c) of the Code, as modified by Section 415(h) of the Code.
(e)    The dollar limitation described in paragraph (b)(i) above shall be increased by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code. Such adjustment factor shall be applied to Participants and to such items as the Secretary of the Treasury shall prescribe.
(f)    If the benefit payable to a Participant commences prior to age 62, the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e)

shall be the lesser of: (A) the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) multiplied by the ratio of the annual amount of the straight life annuity commencing at his Annuity Starting Date, over the annual amount of the straight life annuity commencing at age 62 (both determined without regard to the limitations of Section 415 of the Code), or (B) such limit, after the application of an actuarially equivalent reduction from age 62 to his age as of his Annuity Starting Date, using a 5% interest rate assumption and the applicable mortality table under Section 417(e)(3)(B) of the Code. No adjustment shall be made to reflect the probability of a Participant’s death after the Annuity Starting Date and before age 62.
(g)    If the benefit payable to a Participant commences after age 65, the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) shall be the lesser of : (A) the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity payable to the Participant (ignoring accruals after age 65) using the actuarial adjustments in Section 11.6 over the annual amount of the straight life annuity that would have been payable at age 65, or (B) the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) actuarially increased using a 5% interest rate assumption and the applicable mortality table under Section 417(e)(3)(B) of the Code. The probability of the Participant dying after age 65 and before the age at which the payment of benefits would commence shall not be taken into account in increasing the dollar limitation under this subsection (g).
(h)    The annual benefit is a retirement benefit under the Plan which is payable annually in the form of a single life annuity.
(i)If the benefit payable to a Participant is not in the normal form of payment nor in the form of a qualified joint and survivor annuity, and it is not payable in a form to which Section 417(e)(3) of the Code applies, then the maximum annual amount determined under subsection (b) above shall be adjusted such that it is the greater of:
(A)    the actuarially equivalent straight life annuity commencing at the same Annuity Starting Date as the form of benefit payable to the Participant using the Plan’s factors for determining actuarial equivalence, and
(B)    the actuarially equivalent straight life annuity commencing at the same Annuity Starting Date as the form of benefit payable to the

Participant using an interest rate of 5% and the applicable mortality table under Section 417(e)(3)(B) of the Code.
(ii)If the benefit is payable in a form to which Code Section 417(e)(3) applies, the actuarially equivalent straight life annuity benefit shall be the greatest of:
(A)    the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using the Plan’s factors for determining actuarial equivalence;
(B)    the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using a 5.5% interest assumption and the applicable mortality table under Section 417(e)(3)(B) of the Code; or
(C)    the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using the applicable interest rate under Section 417(e)(3)(C) of the Code and the applicable mortality table specified in Revenue Ruling 2001- 62, divided by 1.05.
(iii)Notwithstanding the foregoing, for a benefit that has an Annuity Starting Date in 2004 or 2005, the actuarially equivalent straight life annuity benefit shall be the greater of:
(A)    the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using the Plan’s actuarial equivalence factors; or
(B)    the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using a 5.5% interest assumption and the applicable mortality table for the distribution under Treasury Regulation Section 1.417(e)-1(d)(2).
Benefits with an Annuity Starting Date in 2004 shall be calculated in accordance with the requirements of Notice 2004-78, the terms of which are hereby incorporated by reference.

(i)    If the Participant has completed less than 10 years of Plan participation, the dollar limitation determined under paragraph (b)(i) above shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Participant’s number of years of Plan participation (or parts thereof) and the denominator of which is 10.
(j)    If the Participant has completed less than 10 years of Credited Service, the maximum amount determined under paragraph (b)(ii) and subsection (c) (without regard to paragraph (b)(i) above) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Participant’s number of years of Credited Service (or parts thereof) and the denominator of which is 10.
(k)    In no event shall the provisions of subsection (i) or subsection (j) above reduce the limitations in subsection (b) to an amount less than one tenth of such limitations, determined without regard to the provisions of subsection (i) and (j).
(l)    For purposes of applying the benefit limitations set forth herein, the “limitation year” shall be the calendar year.

10.2     Limitations Based on Funding Status
(a)    Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 10.2(a)(ii) below) but is not less than 60 percent, then the limitations set forth in this subsection (a) apply.
(i)    50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:
    (A)    50 percent of the present value of the benefit payable in the     optional form     of benefit that includes the prohibited payment; or

    (B)    100 percent of the PBGC maximum benefit guarantee amount (as     defined in Treasury Regulations Section 1.436-1(d)(3)(iii)(C)).
    The limitation set forth in this Section 10.2(a)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this Section 10.2(a)(i), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury Regulations Section 1.436-1(d)(3)(iii)(D)). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 10.2(a)(i), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.
    (ii)    Plan Amendments Increasing Liability for Benefits. No                amendment to the Plan that has the effect of increasing liabilities             of the Plan by reason of increases in benefits, establishment of new         benefits, changing the rate of benefit accrual, or changing the rate             at which benefits become nonforfeitable shall take effect in a Plan             Year if the adjusted funding target attainment percentage for the             Plan Year is:
    (A)    Less than 80 percent; or
    (B)    80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.
    The limitation set forth in this Section 10.2(a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(b)    Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 10.2(b)(ii) below), then the limitations in this subsection (b) apply.
(i)    Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 10.2(b)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.
(ii)    Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:
(A)    Less than 60 percent; or
(B)    60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.
(iii)    Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable Section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 10.2(b)(iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.
(c)    Limitations Applicable If the Plan Sponsor Is In Bankruptcy.
    Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Company is a debtor in a case under Title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent (without regard to the interest stabilization rules under Section 430(h)(2)(C)(iv) for Plan Years beginning on or after January 1, 2015). In addition, during such period in which the Company is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section 10.2(c) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.
    (d)    Provisions Applicable After Limitations Cease to Apply.
(i)    Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 10.2(a)(i), Section 10.2(b)(i) or Section 10.2(c) applied to the Plan as of a Section 436 measurement date, but that limit no longer applies to the Plan as of a later Section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later Section 436 measurement date.
(ii)    Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 10.2(b)(iii) applied to the Plan as of a Section 436 measurement date, but that limitation no longer applies to the Plan as of a later Section 436 measurement date, then benefit accruals shall not automatically resume on a prospective basis unless otherwise provided by the Company.     The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204-2(c) and (d).
(iii)    Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 10.2(b)(ii), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the     Plan Year that meets the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 10.2(b)(ii)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(iv)    Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 10.2(a)(ii) or Section 10.2(b)(iii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury Regulations Section 1.436- 1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.
(e)    Notice Requirement. The Administrator shall provide a written notice in accordance with Section 101(j) of ERISA to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section 10.2(a)(i), Section 10.2(b) or Section 10.2(c).
(f)    Methods to Avoid or Terminate Benefit Limitations. The Company may apply methods prescribed under Section 436(b)(2), (c)(2), (e)(2), and (f) of the Code and Treasury Regulations Section 1.436-1(f) to avoid or terminate the application of the limitations set forth in Sections 10.2(a), (b) and (c) for a Plan Year. In general, the methods the Company may use to avoid or terminate one or more of the benefit limitations under Sections 10.2(a), (b) and (c) for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

(g)    Special Rules.
(i)    Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.
(A)    In General. Section 436(h) of the Code and Treasury Regulations Section 1.436-1(h) set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Treasury Regulations Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and Treasury Regulations Section 1.436-1(h) applies to the Plan, the limitations under Sections 10.2(a), (b) and (c) are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Section 436(h) of the Code and Treasury Regulations Section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in Section 10.2(g)(i)(B), (C) and (D).
(B)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 10.2(a), (b) or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 10.2(g)(i)(C) or Section 10.2(g)(i)(D) applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(2)    The first day of the current Plan Year is a Section 436 measurement date.
(C)    Presumption of Underfunding Beginning First Day of 4th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Treasury Regulations Section 436-1(h)(2)(ii), then,commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 10.2(g)(i)(D) applies to the Plan:
    (1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and
    (2)    The first day of the 4th month of the current Plan Year is a Section 436 measurement date.
(D)    Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury Regulations Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:
    (1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

    (2)    The first day of the 10th month of the current Plan Year is a section 436 measurement date.
(ii)    New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.
(A)    First 5 Plan Years. The limitations in Section 10.2(a)(ii), Section 10.2(b)(ii), and Section 10.2(b)(iii) do not apply to a new plan for the first 5 plan years of the plan, determined     under the rules of Section 436(i) of the Internal Revenue Code and Treasury Regulations Section 1.436-1(a)(3)(i).
(B)    Plan Termination. The limitations on prohibited payments in Section 10.2(a)(i), Section 10.2(b)(i), and Section 10.2(c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.
(C)    Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 10.2(a)(i), 10.2(b)(i) and 10.2(c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 10.2(g)(ii)(C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(D)    Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability.     During any period in which none of the presumptions under Section 10.2(g)(i) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under Section 10.2(a)(ii) and Section 10.2(b)(ii) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of Treasury Regulations Section 1.436-1(g)(2)(iii).
    (iii)    Special Rules Under PRA 2010.

(A)    Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 10.2(a)(i) or Section 10.2((b)(i) apply to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.
(B)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 10.2(b)(iii) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
    (iv)    Interpretation of Provisions. The limitations imposed by this section of the Plan shall be interpreted and administered in accordance with Section 436 of the Code and Treasury Regulations Section 1.436-1.
(h)    Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections 10.2(a) through (g): Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436- 1(j)(8) defining Section 436 measurement date; and section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.
(i)    Effective Date. The rules in Sections 10.2(a) through (h) are effective for Plan
Years beginning after December 31, 2007.

ARTICLE XI - MISCELLANEOUS PROVISIONS

11.1    Plan Non-Contractual
No Participant or Beneficiary shall have any right or interest under the Plan unless and until he becomes entitled thereto as provided in the Plan. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between an Employer and any Employee. Inclusion in the Plan will not affect an Employer’s right to discharge or otherwise discipline Employees and membership in the Plan will not give any Employee the right to be retained in the service of an Employer nor any right or claim to a pension or other benefit unless such right is specifically granted under the terms of the Plan.

11.2    Non-Alienation of Retirement Rights or Benefits
(a)Except as provided in Section 11.2(b) or 11.2(c), no benefit payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, security interest or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, charging or granting a security interest in the same shall be void and of no effect; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.
(b)Section 11.2(a) shall not apply to the creation, assignment, or recognition of a right to any benefit payable pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under such orders which are deemed to be qualified domestic relations orders. Such procedures shall be in writing shall comply with the provisions of Section 414(p) of the Code and shall be incorporated into this plan document. To the extent that, because of a qualified domestic relations order, more than one individual is to be treated as a surviving Spouse, the total amount payable from the Plan as a result of the death of a Participant shall not exceed the amount that would be payable from the Plan if there were only one surviving Spouse.
(c)Notwithstanding the provisions of Section 11.2(a), the Plan may offset any portion of the Accrued Pension of a Participant or the Participant’s Beneficiary against a claim of the Plan arising:

(i)as a result of the Participant’s or Beneficiary’s conviction of a crime involving the Plan; or
(ii)with regard to the Participant’s or Beneficiary’s violation of ERISA’s fiduciary provisions upon:
(A)the entry of any civil judgment, consent order, or decree against the Participant or Beneficiary; or
(B)the execution of any settlement agreement between the Participant or Beneficiary and the Department of Labor or Pension Benefit Guaranty Corporation.

11.3    Payment of Pension to Others
In the event that the Administrator shall find that any Participant or Beneficiary to whom a pension is payable, is unable to care for his affairs because of illness, accident or incapacity, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to the Spouse, parent, child, brother or sister of such Participant or Beneficiary or to any other person deemed by the Administrator to be maintaining or responsible for the maintenance of such Participant or Beneficiary. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall be a complete discharge of any liability of the Plan and any Employer therefor.

11.4    Prohibition Against Reversion
Except as provided in Section 9.2 hereof, in no event shall any funds held in the Trust Fund revert to the Company or be diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries prior to the satisfaction of all liabilities under the Plan; provided, however, that in the event the Plan is terminated, if, after all plan liabilities are satisfied, there remains a balance in the Fund as a result of actuarial error, such balance shall be returned to the Company.

11.5    Merger, Transfer of Assets or Liabilities
The Company may merge or consolidate the Plan with, transfer assets and liabilities of the Plan to, or receive a transfer of assets and liabilities from, any other plan without the consent of any other Employer or other person, if such transfer is effected in accordance with applicable law and if such other plan meets the requirements of Code Sections 401(a) and 501(a), permits such transfer or the receipt of such transfer and, with respect to liabilities to be transferred from this Plan to such other plan, satisfies the requirements of Code Sections 411(d)(6) and 417. This Plan may not be merged or consolidated with any other plan, nor may any assets or liabilities of this Plan be transferred to any other plan, unless the terms of the merger, consolidation or transfer are such that each Participant in the Plan would, if the Plan were terminated immediately after such merger, consolidation or transfer, receive a pension having a value equal to or greater than the pension he would have been entitled to receive if this Plan had terminated immediately prior to the merger, consolidation or transfer.

11.6    Actuarial Equivalence
(a)    For periods before December 31, 2019, any determination of actuarial equivalence required by the provisions of this Plan, when not otherwise specified in the Plan, shall be made on the basis of the mortality table referenced in IRS Revenue Ruling 2001-62, (GAR ’94) with an annual interest rate of 6%.
(b)    For periods on and after December 31, 2019, any determination of actuarial equivalence required by the provisions of this Plan, when not otherwise specified in the Plan, shall be made on the basis of the “applicable mortality table” for such period, as defined in Section 417(e)(3)(B) of the Code and the “applicable interest rate”, as defined in Section 417(e)(3)(C) of the Code, for the fourth calendar month preceding the first day of the Plan Year for which the determination is being made; provided, however, that with respect to any Plan benefit payable on or after December 31, 2019 to a Participant in the Plan on December 30, 2019, the application of this subsection (b) shall not result in the payment of a Plan benefit that is less favorable to the Participant than the benefit determined as of the same determination date, using the factors identified in subsection (a) above.

11.7    Change of Vesting Schedule
If the Plan’s vesting schedule is amended or if the Plan is deemed amended by an automatic change to or from a Top-Heavy Plan vesting schedule (Section 13.3), each Participant with at least three years of Service with an Employer may elect, within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable pension computed under the Plan without regard to such amendment or change.

The period during which the election may be made shall commence at the date the amendment is adopted or deemed to be made and shall end on the latest of:
(a)    60 days after the amendment is adopted;

(b)    60 days after the amendment becomes effective; or
(c)    60 days after the Participant is issued written notice of the amendment by the Administrator.
Notwithstanding the foregoing provisions of this Section 11.7, the vested interest of any Participant on the date such amendment is effective shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date of such change.

11.8    Controlled Group
For purposes only of determining eligibility to participate in the Plan and eligibility for any pension (but not the amount thereof) under the Plan, all employment with an Employer or an Affiliate shall be deemed to be employment with an Employer in computing Hours of Service and Service.

11.9    Severability
If any provision of this Plan is held to be invalid or unenforceable, such determination shall not affect the other provisions of this Plan. In such event, this Plan shall be construed and enforced as if such provision had not been included herein.

11.10    Employer Records
The records of a Participant’s Employer shall be presumed to be conclusive of the facts concerning his employment or non-employment, Service, Credited Service and Compensation unless shown beyond a reasonable doubt to be incorrect.

11.11    Application of Plan Provisions
This Plan shall be binding on all Participants and their Spouses and Beneficiaries and upon heirs, executors, administrators, successors, and assigns of all persons having an interest herein. The provisions of the Plan in no event shall be considered as giving any such person any legal or equitable right against the Company, an Employer or an Affiliate, any of its officers, employees, directors, or shareholders, or against the Trustee, except such rights as are specifically provided for in the Plan or hereafter created in accordance with the terms of the Plan.

11.12    Missing Participants and Beneficiaries.
Notwithstanding Section 7.10, if a Participant who has left employment with the Company and Affiliates (or a surviving Spouse or Beneficiary who is eligible for a death benefit or survivor benefit) has failed to file an application for benefits within 120 days after attainment of the Participant’s Normal Retirement Date, the Administrator shall treat the Participant’s retirement benefit and vested Accrued Pension (or the surviving Spouse’s or Beneficiary’s death benefit or survivor benefit) as forfeited; provided, however, that such retirement benefit, Accrued Pension, death benefit or survivor benefit shall be reinstated retroactive to the commencement date set forth below upon the subsequent filing of a completed application with the Administrator and shall commence within ninety (90) days after such application is filed. For purposes of this Section 11.12, the commencement date shall be the later of:
(a)    the Participant’s Normal Retirement Date; and
(b)    the date on which the Participant terminated employment with the Employer and Affiliates.
No payment under the Plan will be increased on account of any delay in payment due to a Participant’s, surviving Spouse’s or Beneficiary’s failure to properly file the required application forms furnished by the Administrator or to otherwise accept such payments.

11.13    IRC 414(u) Compliance Provision
Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.
(a)    As provided by Section 414(u) of the Code, “qualified military service” means service in the uniformed services (as defined in Chapter 54 of Title 38, United Stated Code) by an individual if the individual is qualified under such chapter to reemployment rights with the Company or an Affiliate following such military service.
(b)    “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended.
(c)    If an individual returns to employment with the Company or an Affiliate following a period of qualified military service under circumstances such that the individual has reemployment rights under USERRA, and the individual reports for said reemployment within the time frame required by USERRA, the following provisions shall apply:
(i)    The qualified military service shall be recognized as Credited Service and Service to the same extent as it would have been if the individual had remained continuously employed with the Company or an Affiliate rather than leaving active employment to go into qualified military service.

(ii)    Compensation shall be determined by the Administrator consistent with the requirements of USERRA, and shall reflect the Administrator’s best estimate of the earnings the individual would have received but for the qualified military service.
(d)    If a Participant fails to return to employment with the Company or an Affiliate on account of the Participant’s death in qualified military service on or after January 1, 2007, the surviving Spouse of such Participant shall be eligible to receive any death benefit provided under the Plan as if the Participant had returned to employment as a Covered Employee immediately prior to his death and then terminated employment on account of his death.
(e)    If a Participant fails to return to employment with the Company or an Affiliate on account of either the Participant’s incurring a disability in qualified military service or the Participant’s death in qualified military service, the Participant (or the surviving Spouse of the Participant, in the event of the Participant’s death) shall be eligible for a benefit under the Plan determined by using the Credited Service the Participant would have had hereunder had the Participant returned to employment as a Covered Employee immediately prior to his date of disability or death and then terminated employment on the date of his disability or death.
(f)    The foregoing provisions are intended to provide the benefits required by USERRA and the Heroes Earnings Assistance and Relief Tax Act of 2008, and are not intended to provide any other benefits. This section shall be construed consistently with said intent.

ARTICLE XII - AMENDMENT AND TERMINATION

12.1    Amendment and Termination of the Plan
The Company hopes and expects to continue the Plan, but expressly reserves the right at any time and from time to time, without the consent of Participants:
(a)    to reduce or discontinue payments to the Plan;
(b)    to terminate the Plan;
(c)    to amend the Plan, retroactively or otherwise, in such manner as it may deem necessary or advisable in order to qualify the Plan and any trust established in conjunction therewith under the provisions of Sections 401(a) and 501(a) of the Code, or any similar Code provisions from time to time in effect;
(d)    to amend the Plan in any other respect, provided, however, that no such amendment shall forfeit or diminish the interest of any Participant in the Trust Fund to the extent that such interest has become vested in such Participant, except as may be permitted under the Code or ERISA.
Any such amendment to or termination of this Plan shall be evidenced by a written instrument adopted by the Board. Any such written instrument shall recite at which time the amendments contained therein shall become effective.

Promptly after an amendment of this Plan shall have become effective, the Company, or Administrator, as the case may be, shall cause a copy of such amendment to be filed with the Administrator and with the Trustee. The Administrator shall take such steps as it may deem appropriate and reasonable to communicate the amendment to Participants.

12.2    Administration of the Plan in Case of Termination
Upon termination of the Plan, as determined by the Pension Benefit Guaranty Corporation, the assets of the Trust Fund shall be liquidated and distributed in accordance with Section 4044 of ERISA and applicable regulations issued thereunder. In the event of the termination of the Plan or a partial termination of the Plan, the rights of all affected Participants to Accrued Pensions determined as of the date of such termination or partial termination, to the extent funded, or as further adjusted by the Pension Benefit Guaranty Corporation as of such date, shall be nonforfeitable. Notwithstanding the foregoing, upon Plan termination, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

Upon termination of the Plan, after the satisfaction of all liabilities of the Plan to its Participants, Beneficiaries and surviving Spouses, the Company shall receive any remaining amount resulting from any variations between actual requirements and actuarially expected requirements.

12.3    Internal Revenue Service Limitations
(a)    Except in such cases where the circumstances described in subsection (b) apply, the annual payments under the Plan to any one (1) of the twenty-five (25) highest paid Highly Compensated Employees (and Highly Compensated former Employees), ranked by Test Compensation, shall not exceed the sum of:
(i)    those payments that would be made on behalf of such Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee’s Accrued Pension and the Employee’s Other Benefits (as defined in subsection (c) below) under the Plan; and
(ii)    those payments the Employee is entitled to receive under a social security supplement.
(b)    The provisions of subsection (a) above shall not apply if:
(i)    after payment of all such benefits to an Employee described in subsection (a), the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in Code Section 412(l)(7) under the Plan;
(ii)    the value of all such benefits to an Employee described in subsection (a) above is less than one percent of the value of current liabilities under the Plan prior to the payment of all such benefits to such Employee; or
(iii)    the value of all such benefits to an Employee described in subsection (a) does not exceed $5,000 or such other amount as may be prescribed under Section 411(a)(11)(A) of the Code as the maximum amount that may be paid out without the Participant’s consent.
(c)    For purposes of this Section 12.3, “Other Benefits” shall include any loan in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee and any death benefits not provided for by insurance on the Employee’s life. “Other Benefits” for this purpose shall not include any social security supplements.

ARTICLE XIII - TOP-HEAVY PROVISIONS

13.1    General
Notwithstanding any provision of this Plan to the contrary, the provisions of this Article XIII shall apply with respect to any Plan Year provided the Plan is a Top-Heavy Plan (as defined in Section 13.2(c) below) for such Plan Year.

13.2    Definitions Relating to Top-Heavy Provisions
For purposes of this Article XIII:
(a)    “Key Employee” means any Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Test Compensation greater than $200,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2021), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual Test Compensation of more than $150,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2021). The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
(b)    “Determination Date” means, with respect to any Plan Year, the last day of the immediately preceding Plan Year.
(c)    “Top-Heavy Plan” means a plan where, as of the Determination Date, the present value of the cumulative accrued benefits (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) under the Plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) under the Plan for all Employees. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death or disability, this provisions shall be applied by substituting “five-year period” for “one-year period”. However, the accrued benefits of any individual who has not performed services for the Employer or any Affiliate during the one-year period ending on the Determination Date shall not be taken into account.
(i)    If this Plan is in a Required Aggregation Group, each Plan of an Employer required to be in such group will be a Top-Heavy Plan if such group is a Top-Heavy Group.
(ii)    If this Plan is in a Permissive Aggregation Group which is not a Top-Heavy Group, no Plan of an Employer in such group will be a Top-Heavy Plan.
(d)    “Required Aggregation Group” means:
(i)    each plan of an Employer in which a Key Employee is a participant (regardless of whether the plan has terminated), and
(ii)    each other plan of an Employer which enables a plan in which a Key Employee is a participant to meet the requirements of Internal Revenue Code Sections 401(a)(4) or 410.
(e)    “Permissive Aggregation Group” means any plan of an Employer which is not part of the Required Aggregation Group, but is treated as if it were at the option of the Administrator, provided such group continues to meet the requirements of Internal Revenue Code Sections 401(a)(4) and 410.
(f)    “Top-Heavy Group” means any Required or Permissive Aggregation Group, if as of the Determination Date, the sum of the present value of cumulative accrued benefits for Key Employees under all defined benefit plans included in such Group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such Group exceeds sixty percent (60%) of the similar sum determined for all Employees.
(g)    “Present Value of Accrued Benefits” shall be determined as of the most recent valuation date within a twelve-month period ending on the Determination Date, but for the purposes of determining whether this Plan is a Top-Heavy Plan, shall not include:
(i)    Any rollover contribution initiated by the Employee.
(ii)    Any accrued benefit or account attributable to an Employee who is not a Key Employee, but who was a Key Employee in any prior Plan Year. To the extent that a Key Employee is deemed to be a Key Employee if he meets the definition of Key Employee within any of the four (4)

preceding Plan Years, this provision shall apply following the end of such period of time.
(iii)    Any accrued benefit or account attributable to any individual who has not performed any services for an Employer at any time during the five-year period ending on the Determination Date.
Solely for purposes of determining if the Plan is a Top Heavy Plan as described above, the Present Value of Accrued Benefits shall be determined by using the single accrual method which is used for all plans of the Company and of any Affiliate. If no such single method exists, benefits shall be determined as if they accrued not more rapidly than the lowest accrued rate permitted under Section 411(b)(1)(C) of the Code.
(h)    “Valuation Date” means December 31.
(i)    “Non-Key Employee” means any Employee who is not a Key Employee.

13.3    Top-Heavy Plan Vesting Requirements
(a)    For any Plan Year in which the Plan is a Top-Heavy Plan, the following vesting schedule will apply to benefits derived from Employer contributions. The nonforfeitable interest in a Participant’s accrued benefit will be determined as follows:

Years of Service	Nonforfeitable Percentage of Accrued Benefit
0 but less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 or more	100%

This Section 13.3 does not apply to any Participant who does not have an Hour of Service after the Plan becomes a Top-Heavy Plan.
(b)    If the vesting schedule under the Plan shifts in or out of the above schedule due to determination of whether or not the Plan is a Top-Heavy Plan, such shift shall be an amendment to the vesting schedule and Section 11.7 shall apply.

13.4    Top-Heavy Plan Minimum Benefit Requirements
(a)    For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, each Non-Key Employee Participant who has completed a year of service will accrue a minimum annual benefit (derived from Employer contributions and expressed as a life annuity beginning at Normal Retirement Age and determined without regard to any Social Security contribution or benefit).
(b)    Such accrual of a minimum annual benefit will be the lesser of:
(i)    Two percent (2%) of the Participant’s highest average compensation for the five consecutive years during which the Participant had the greatest compensation from the Employer multiplied by the years of service as defined in (c) below, or
(ii)    Twenty percent (20%) times the Participant’s highest average compensation for the five consecutive years during which the Participant had the greatest compensation from an Employer.
(c)    (i)    For the purpose of the accrual of minimum annual benefit, year of service shall mean a year of Credited Service as defined in Article IV, but will exclude years when the Plan was not a Top-Heavy Plan for any Plan Year ending during such year of Credited Service, as well as years of Credited Service in a Plan Year beginning before December 31, 1984. Notwithstanding the above, each Non-Key Employee Participant who has completed 1,000 Hours of Service in a year in which the Plan is a Top-Heavy Plan shall be entitled to the minimum annual benefit regardless of the level of such Non-Key Employee’s compensation.
(ii)    The compensation required to be taken into account for purposes of this Section 13.4 is Test Compensation; provided, however, that such compensation shall not exceed the adjusted annual limitation in effect for the given year (as set forth in Section 2.11) and compensation in years after the close of the last Plan Year in which the Plan is a Top-Heavy Plan shall be disregarded.
(d)    Notwithstanding any other provision of the Plan, an Employee shall be a Participant for the purposes of this Section 13.4, and a Participant shall be entitled to an accrual under this Section 13.4, even if he would not otherwise be entitled to receive an accrual or would have received a lesser accrual for the year because the Non-Key Employee Participant is not employed on a specified date.
(e)    If the annual retirement pension payable under the Plan to a Participant who has accrued a minimum annual benefit under this Article XIII commences at a date other than at Normal Retirement Age, such Participant shall receive at least an amount that is the actuarial equivalent of the minimum annual benefit commencing at Normal Retirement Age as provided under this Section 13.4 using a five percent (5%) interest rate assumption for such determination. If the annual retirement pension payable to a Participant who has accrued a minimum annual benefit under this Article XIII is in a form other than a single life annuity, such Participant shall receive an amount that is not less than the minimum annual benefit as otherwise provided in this Section 13.4 adjusted to be the actuarial equivalent of a single life annuity commencing at the same age using the provisions of Section 11.6 of the Plan for such determination.
(f)    In the case of Employees covered under both this Plan and any other plan maintained by an Employer, this Plan will provide the top heavy minimum benefit which shall be offset by the benefit, if any, provided under such other plans.

13.5    Limited Application of this Article.
The sole purpose of this Article is to comply with Section 416 of the Code and the terms of this Article shall be interpreted, applied, and if and to the extent necessary, shall be deemed modified so as to satisfy solely the minimum requirements of Section 416 of the Code and the regulations promulgated with respect thereto.

ARTICLE XIV - JURISDICTION

14.1    Jurisdiction
The provisions of the Plan shall be construed in accordance with ERISA, the Code, and, where not superseded by ERISA, the laws of the Commonwealth of Pennsylvania.

Executed at Erie, Pennsylvania, this 19th day of June, 2023.

ERIE INDEMNITY COMPANY

ATTEST:	/s/ Nathaniel Ehrman	By:	/s/ Brian W. Bolash

		Title:	Executive Vice President Secretary & General Counsel